PURCHASE AGREEMENT

122 GREENWICH OWNER LLC

                                                                           Seller

With

AMERICAN REALTY CAPITAL III, LLC

                                                                           Purchaser

Retail Units A, B, C, D, E, F, G & H

One Jackson Square Condominium
122 Greenwich Avenue
New York, New York 10011
Block: 618
Lots: 1431 - 1438

TABLE OF CONTENTS

1.	THE PLAN	1
2.	DEFINITIONS	1
3.	THE UNITS	2
4.	PURCHASE PRICE	3
5.	DEPOSIT TO BE HELD IN TRUST	3
6.	CLOSING DATE AND PLACE	3
7.	DELIVERY OF THE DEEDS AND CLOSING DOCUMENTS	4
8	STATUS OF TITLE	6
9	CLOSING ADJUSTMENTS	7
10	INTENTIONALLY OMITTED	8
11	CLOSING COSTS	8
12	AGREEMENT NOT A LIEN OR ENCUMBRANCE	9
13	DEFAULT BY PURCHASER	9
14	SELLER’S INABILITY TO CONVEY TITLE; Seller’s Default	10
15	ACCEPTANCE OF CONDITION OF PROPERTY	10
16	DAMAGE TO THE UNITS	11
17	REPRESENTATIONS	12
18	LEASES	17
19	PROHIBITION AGAINST ADVERTISING	19
20	BROKER	19
21	AGREEMENT MAY NOT BE ASSIGNED	19
22	BINDING EFFECT	20
23	NOTICES	20
24	LIABILITY OF SELLER AND PURCHASER	20
25	EXCULPATION	21
26	AGREEMENT NOT CONTINGENT UPON FINANCING	21
27	REAL ESTATE TAX MATTERS	21
28	TITLE TO PERSONAL PROPERTY	22
29	SEVERABILITY	22
30	COSTS OF ENFORCING AND DEFENDING AGREEMENT	22
31	STRICT COMPLIANCE	22
32	GOVERNING LAW	22
33	WAIVER OF JURY	22

34	ENTIRE AGREEMENT	22
35	CERTAIN REFERENCES	23
36	CAPTIONS	23
37	SUCCESSORS AND ASSIGNS	23
38	NO ORAL CHANGES	23
39	PERFORMANCE	23
40	COUNTERPARTS	23

SCHEDULE A – WIRE INSTRUCTIONS

SCHEDULE B – PERMITTED EXCEPTIONS

SCHEDULE C – FORM OF DEED(S)

SCHEDULE D – ASSIGNMENT AND ASSUMPTION OF LEASES

SCHEDULE E – LETTER TO TENANTS

SCHEDULE F – ASSIGNMENT AND ASSUMPTION OF EXCLUSIVE AGENCY AGREEMENT

SCHEDULE G – ESTOPPEL LETTERS

SCHEDULE H – CONDOMINIUM ESTOPPEL

SCHEDULE I – UNIT POWER OF ATTORNEY

SCHEDULE J – TEMPORARY CERTIFICATE OF OCUPANCY

SCHEDULE K –OUTSTANDING ITEMS FOR TEMPORARY CERTIFICATE OF OCUPANCY

SCHEDULE L – LEASE SCHEDULE

PURCHASE AGREEMENT

RETAIL UNITS A, B, C, D, E, F, G & H

ONE JACKSON SQUARE CONDOMINIUM
122 Greenwich Avenue
New York, New York 10011

THIS AGREEMENT (“Agreement”), is made as of September 19, 2011, between Seller and Purchaser (defined below).

WITNESSETH:

1.	THE PLAN

Purchaser acknowledges having received and read a copy of the Offering Plan for the One Jackson Square Condominium and all amendments thereto, filed with the Department of Law of the State of New York (hereinafter, collectively, referred to as the “Plan”) at least three (3) Business Days prior to Purchaser’s signing this Agreement. Purchaser acknowledges that Purchaser is not purchasing the Units pursuant to the closing procedure set forth in the Plan for the sale of Units. The Plan is incorporated herein by reference and made a part hereof with the same force and effect as if set forth at length.  In the event of any inconsistency between the provisions of this Agreement and the Plan, the provisions of this Agreement will govern and be binding.  Purchaser hereby acknowledges having received and read a copy of the Declaration of Condominium which was recorded in the office of the Department of the City of New York, County of New York on June 30, 2009, under CRFN #2009000199128, as amended.  Purchaser acknowledges that the deed(s) to the Units shall contain a provision whereby Purchaser adopts, accepts and approves the Declaration, By-Laws and Rules and Regulations of the Condominium and agrees to abide and be bound by the terms and conditions thereof.

2.	DEFINITIONS

Terms used herein which are also used in the Plan shall have the same meanings as they do in the Plan, unless specifically provided for herein.

2.1           “Seller” means 122 Greenwich Owner LLC having an office at 499 Park Avenue, 12th Floor, New York, New York 10022.  Seller’s taxpayer identification number is 20-2977877.

2.2.           “Purchaser” means American Realty Capital III, LLC, having an address c/o American Realty Capital, 405 Park Avenue, 15th Floor, New York, New York 10022.  Purchaser’s tax identification number is 27-3715929.

2.3           “Attorney for Seller” means Starr Associates LLP, having an address at 245 Fifth Avenue, Suite 1102, New York, New York 10016.  Attention:  Samantha Sheeber, Esq. Telephone Number (212) 620-2682.  Facsimile Number (212) 696-5013. E-mail ssheeber@starr-lawfirm.com

2.4           “Attorney for Purchaser” means Donovan LLP, having an address at 152 Madison Avenue, 14th Floor, New York, New York 10016.  Attention: Nicholas T. Donovan, Esq.  Telephone Number:  (212) 980-1900.  Facsimile Number:  (212) 223-0966. Email:  Nick@donovanllp.com.

2.5           “Escrow Agent” means Attorney for Seller.

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2.6           “Broker” means New York Capital Markets Group - Jones Lang LaSalle, having an address at 601 Lexington Avenue, 32nd Floor, New York, New York10022. Attention: Richard Baxter. Telephone Number: (212) 812-6443.

2.7           “Title Company” means Chicago Title Insurance Company having an address at 1515 Market Street, Suite 1325, Philadelphia, Pennsylvania 19102-1930 Attention: Edwin G. Ditlow, Telephone Number:  (215)875-4184. Email: ditlowE@ctt.com.

2.8           “Condominium Documents” means the Declaration and By-laws of the One Jackson Square Condominium.

3.	THE UNITS

(a)          Upon and subject to the terms and conditions set forth herein, Seller agrees to sell and convey, and Purchaser agrees to purchase, all of the following units together with their respective undivided percentage of interest in the General Common Elements appurtenant to such units (collectively, the “Units”).

	Percentage of		Purchase Price
Unit Designation	Common Interest	Tax Lot	Allocation
Retail Unit A	2.4342%	1431	$4,500,000
Retail Unit B	3.7755%	1432	$6,450,000
Retail Unit C	3.7107%	1433	$6,350,000
Retail Unit D	2.8267%	1434	$4,450,000
Retail Unit E	0.9326%	1435	$300,000
Retail Unit F	0.6968%	1436	$200,000
Retail Unit G	0.6013%	1437	$200,000
Retail Unit H	0.1440%	1438	$50,000

Aggregate Purchase Price			$22,500,000

(b)           Included in the sale of the Units is all of the right, title and interest of Seller in and to the following:

 (i)           an undivided interest in the Units and the General Common Elements;

 (ii)          all easements, covenants, servitudes and other rights and interests now belonging or appertaining to, or compromising a part of the Units;

 (iii)         the Leases, together with all security deposits paid under the Leases;

 (iv)        all tangible and intangible personal property, fixtures, building equipment and leasehold improvements owned by Seller and used exclusively in connection with the Units;

(c)           Notwithstanding any allocation of the Purchase Price above, Seller is obligated to convey, and Purchaser is obligated to purchase, all of the Units as if they were one and the same property, upon and subject to the terms and conditions of this Agreement.  Seller’s failure or inability to convey any Unit in accordance with the terms of this Agreement or Purchaser’s failure or inability to purchase any Unit in accordance with the terms of this Agreement shall constitute a failure or inability with respect to all Units entitling the other party to all of its rights and remedies in respect of such failure or inability as set forth in this Agreement.

(d)           Seller and Purchaser further acknowledge and agree that the value of any personal property and intangible personal property included in the transaction contemplated by this Agreement is de minimis and no part of the Purchase Price is allocable thereto.

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4.	PURCHASE PRICE

 4.1         The aggregate Purchase Price for the Units (“Purchase Price”) is $22,500,000.00.

 The Purchase Price shall be payable as follows:

 (a)           (i) $2,250,000.00 (“Initial Deposit”), due within two (2) Business Days following the execution and delivery of this Agreement by check (subject to collection), or by federal funds wire transfer (“Wire Transfer Funds”) to Escrow Agent pursuant to the instructions (“Wire Instructions”) set forth on Schedule A attached hereto and made a part hereof; and

 (b)           $20,250,000.00 (“Balance of the Purchase Price”), by Wire Transfer Funds to one or more bank accounts designated by Seller, payable on the delivery of the deed as hereinafter provided.

 4.2           All checks shall represent United States currency, be drawn on or issued by a United States Bank or trust company which is a member of the Federal Reserve System and shall be unendorsed.  The Deposit shall be made payable to the direct order of Escrow Agent.  If the check representing the Initial Deposit is returned for insufficient funds or any other reason, such return shall be deemed to be a non-curable default by Purchaser and this Agreement shall automatically be deemed cancelled.  Upon the cancellation of this Agreement pursuant to the immediately preceding sentence, Purchaser and Seller will be released and discharged of all further liability and obligations hereunder and under the Plan, and the Units may be sold to another as though this Agreement had never been made, and without any obligation to account to Purchaser for any of the proceeds of such sale.

5.	DEPOSIT TO BE HELD IN TRUST

The Deposit made pursuant to this Agreement is subject to the requirements of Sections 352-e(2) (b) and 352-h of the New York General Business Law and the Attorney General’s regulations promulgated pursuant thereto.  The Deposit shall be delivered to Escrow Agent and shall be held in accordance with the section of the Plan entitled “Escrow and Trust Fund Requirements.” By signing this Agreement, Purchaser will not object and will be deemed to have agreed, without the need for a further written agreement, to the release of the Deposit to Seller in the event Seller and Purchaser close title under this Agreement.  If Purchaser shall default on Purchaser’s obligations under this Agreement then, the Deposit shall be released to Seller as liquidated damages, and thereafter, neither party shall have any further rights or obligations against or to each other.

6.	CLOSING DATE AND PLACE

6.1           The closing of title shall be held at 10:00 A.M. on the date which is thirty (30) days after the date of this Agreement, provided, however, that if the date that is thirty (30) days following the date of this Agreement is not a Business Day, the Closing shall take place on the next Business Day immediately following such date (“Closing Date”), TIME BEING OF THE ESSENCE as to the obligation of the parties to close on the Closing Date. The Closing shall take place at the office of Starr Associates LLP, 245 Fifth Avenue, Suite 1102, New York, New York.

6.2           Notwithstanding the provisions of Paragraph 6.1 hereof, (i) Seller may for any reason, from time to time, adjourn and reschedule the Closing Date for a period not to exceed forty-five (45) days in the aggregate and (ii) Purchaser shall have a one-time right to adjourn the Closing Date (or such adjourned Closing Date in the event that Seller previously adjourned the Closing Date in accordance with this Paragraph 6.2(i) or Paragraph 8.3) for a period not to exceed thirty  (30) days, upon not less than two (2) Business Days prior written notice (“Adjournment Notice”); provided, Purchaser delivers to Escrow Agent  together with the Adjournment Notice (i) the sum of $500,000.00 (“Additional Deposit”) by check (subject to collection), or by federal funds wire transfer (“Wire Transfer Funds”) to Escrow Agent pursuant to the instructions (“Wire Instructions”) set forth on Schedule A attached hereto and made a part hereof and (ii) a letter addressed to Seller acknowledging that as of the date of the Adjournment Notice,  Seller is not in default of its obligations under this Agreement. The Initial Deposit and the Additional Deposit, to the extent paid, shall hereinafter collectively be referred to as the “Deposit”). TIME SHALL BE OF THE ESSENCE as to the obligation of the parties to close on the Closing Date, as adjourned hereby.

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6.3           The term “Closing Date” “Closing” “closing of title” or words of similar import, whenever used herein, shall mean the date on which the deed to the Units is delivered to Purchaser.

6.4           For the purposes of this Agreement, the capitalized term “Business Days” shall mean day of the year other than Saturday, Sunday or any other day observed by the government of the United States or New York State as a legal holiday.

7.	DELIVERY OF THE DEEDS AND CLOSING DOCUMENTS

7.1          At Closing, Seller shall deliver to Purchaser:

7.1.1           Bargain and sale deed(s) with covenants against grantor's acts conveying fee simple title to the Units to Purchaser, subject only to liens, encumbrances, and title conditions set forth on Schedule B annexed hereto and made a part hereof or expressly permitted in this Agreement or expressly agreed to by Purchaser in writing (“Permitted Exceptions”).  The deed(s) shall be prepared by Seller substantially in the form annexed hereto as Schedule C and shall be executed and acknowledged by Seller in form for recording.

7.1.2           A statement by the Condominium or its managing agent that the Common Charges and any assessments then due and payable to the Condominium with respect to the Units have been paid to the date of Closing, and that the Units are free from all liens for past due common charges and assessments.

7.1.3           A completed and executed Form 1099-B or any future form of similar purpose.

7.1.4           A completed and executed Non-Foreign Affidavit under Internal Revenue Code Section 1455(b)(2).

7.1.5           An assignment and assumption of the Leases (defined below) in the form annexed hereto as Schedule D.

7.1.6           A letter addressed to the tenants at the Units advising them of the sale in the form annexed hereto as Schedule E.

7.1.7           An assignment and assumption of the exclusive agency agreement between Seller and Robert K. Futterman & Associates, LLC (“RKF”) dated May 14, 2008, as amended (“Exclusive Agency Agreement”) in the form annexed hereto as Schedule F.

7.1.8           Original Leases and other agreements with Tenants or any parties claiming by or through Tenants, if any, provided that the same are in Seller's possession. If original Leases and other Tenant documents are not in Seller’s possession, Seller shall deliver true and complete copies thereof, certified by Seller (and by the Tenant, pursuant to the Estoppel Letters) to be true and complete in all material aspects.

7.1.9           Estoppel letters from Starbucks and TD Bank (“Estoppel Letters”) either (i) in form and substance substantially in the form annexed hereto as Schedule G or (ii) as required under the Lease, as same may be modified by the tenant’s national corporate uniform standards for estoppels certificates, provided that such modified estoppel letter contains, at a minimum, the estoppel requirements set forth in the Lease.

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7.1.10         If requested by Purchaser’s lender in writing, a subordination, non-disturbance and attornment agreement from Starbucks and TD Bank (“Tenant SNDA”) either in form and substance as (i) required under each Lease or (ii) required by the tenant’s national corporate uniform standards for SNDA Agreements.  Seller shall only be obligated to use reasonable efforts to obtain the Tenant SNDA and Purchaser shall remain obligated to close title to the Units, without any reduction or abatement in the Purchase Price, notwithstanding Seller’s failure to obtain one or both of the Tenant SNDA’S.

7.1.11         An estoppel letter from the Condominium Board (“Condominium Estoppel”) in form and substance substantially in the form annexed hereto as Schedule H.

7.1.12         A non-disturbance and attornment agreement obtained by Seller from the Condominium Board (“Condominium Non-Disturbance Agreement”) in form and substance prepared by Attorney for Seller and as required under the Condominium Documents. Seller shall only be obligated to use reasonable efforts to obtain the Condominium Non-Disturbance Agreement and Purchaser shall remain obligated to close title to the Units, without any reduction or abatement in the Purchase Price, notwithstanding Seller’s failure to obtain the Condominium Non-Disturbance Agreement.

7.1.13         Unendorsed checks in payment of the New York State Real Estate Transfer Tax and the New York City Real Property Transfer Tax and the fees for filing the RPT forms (defined below).

7.1.14         Completed and executed New York City and New York State Transfer Tax Return Forms prepared by Seller and in proper form for recording (“Transfer Tax Forms”).

7.1.15         Affidavit in Lieu of Registration Statement pursuant to the Multiple Dwelling Law to the extent required by any governmental agency having jurisdiction.

7.1.16         Provided that the first annual meeting of Unit Owners has occurred, a resignation by the Non-Residential Members from the Condominium Board.

7.1.17         A certificate, dated as of the Closing Date, stating that the representations and warranties of Sponsor contained in this Agreement are true and correct in all material respects as of the Closing Date (except to the extent Sponsor has identified any such representations and warranties that are not, or are then no longer, true and correct and the state of facts giving rise to the change do not constitute a breach by Sponsor of its obligations hereunder).

7.1.18         Seller shall, at the Closing, pay all processing fees and charges payable to the Condominium (and/or the managing agent),  in connection with this sale, if any, and provide proof thereof to Purchaser.

7.1.19 Such other instruments, agreements or other documents as may be reasonably necessary in order to effectuate any of the provisions of this Agreement to consummate the transactions contemplated herein, or to confirm or further assure any of the provisions of this Agreement, including any title affidavits and other customary documentation as may be required by the Title Company, which shall be executed, acknowledged and/or sworn to by an authorized representative of Seller before a notary, as the case may be.

7.2          At Closing, Purchaser shall deliver to Seller:

7.2.1           The Balance of the Purchase Price and all adjustments due.

7.2.2           A counterpart of the Assignment and Assumption of Leases in the form annexed hereto as Schedule D.

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7.2.3           A counterpart of the Assignment and Assumption of Exclusive Agency Agreement in the form annexed hereto as Schedule F.

7.2.4           Counter executed Transfer Tax Forms.

7.2.5           Counter executed and acknowledged deed(s).

7.2.6           Unit Power of Attorney to the Condominium Board in the form annexed hereto as Schedule I.

7.2.7           A certificate, dated as of the Closing Date, stating that the representations and warranties of Purchaser contained in this Agreement are true and correct in all material respects as of the Closing Date (except to the extent Purchaser has identified any such representations and warranties that are not, or are then no longer, true and correct and the state of facts giving rise to the change do not constitute a breach by Purchaser of its obligations hereunder).

7.2.8           Such other instruments, agreements or other documents as may be reasonably necessary in order to effectuate any of the provisions of this Agreement to consummate the transactions contemplated herein, or to confirm or further assure any of the provisions of this Agreement,  including any title affidavits and other customary documentation as may be required by the Title Company which shall be executed, acknowledged and/or sworn to by an authorized representative of Purchaser before a notary, as the case may be.

7.3          The executed deeds, Transfer Tax Forms, Unit Power of Attorney and such other instruments, agreements or other documents as required by sub-paragraph 7.2.8 shall be delivered at the Closing to the representative of the Title Company (or, if no such representative is present, then to the Attorney for Seller) for recording in the City Register’s Office, which recording shall be at Purchaser’s expense.  After being recorded the deed(s) shall be returned to Attorney for Purchaser and the Unit Power of Attorney shall be returned to the Condominium Board.

7.4          Purchaser’s payment of the Balance of the Purchase Price and acceptance of a deed(s) to the Units shall constitute Purchaser’s recognition that Seller has satisfactorily performed those obligations stated in this Agreement to be performed by Seller prior to closing other than those obligations, if any, provided herein, to survive the closing.

8	STATUS OF TITLE

8.1          At the closing of title, Seller shall convey to Purchaser fee simple title to the Units, free and clear of all liens and encumbrances other than the Permitted Exceptions.  Any lien and encumbrance or condition to which title is not to be subject shall not be an objection to title if (a) the instrument required to remove it of record is delivered at or prior to the closing of title to the proper party or to the Title Company, together with the attendant recording or filing fee, if any, or (b) the Title Company is or would be willing, in a fee policy issued by it to Purchaser to insure  Purchaser, at no additional cost or expense, that it will not be collected out of the Unit if it is a lien, or will not be enforced against the Unit if it is not a lien, or (c) Fidelity National Title Insurance Company is or would be willing, in a fee policy issued by it to Purchaser to insure  Purchaser, at no additional cost or expense, that it will not be collected out of the Unit if it is a lien, or will not be enforced against the Unit if it is not a lien in which case Purchaser shall be obligated to accept such title as provided by Fidelity National Title Insurance Company.

8.2          Purchaser shall, within 5 Business Days of Purchaser's receipt of a fully executed counterpart of this Agreement order a title report from the Title Company.  Purchaser shall deliver a copy of the title report together with any continuations, searches and amendments thereto directly to Attorney for Seller.

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8.3          Seller shall be entitled to an adjournment or adjournments of the Closing, not to exceed 120 days in the aggregate, to remove or correct any defect in title which is not set forth in Schedule B, which adjournment, if any, shall run concurrently with any adjournment under Section 6.2.

8.4          It is expressly understood and agreed that Seller shall not be obligated to take or bring any action or proceeding or any other steps to remove any title defect or to fulfill any condition precedent to Purchaser’s obligations under this Agreement or to expend any moneys therefor, nor shall Purchaser have any right of action against Seller therefor, at law or in equity, except that Seller shall on or prior to the Closing Date, pay, discharge and remove of record  (including by bonding) or cause to be paid, discharged and removed of record at Seller’s sole cost and expense all of the following items: (a) Voluntary Liens (as hereinafter defined) and (b) other liens encumbering the Unit (including penalties for violations, mechanic’s liens, judgments and federal and state tax liens) which (i) are in liquidated amounts and which may be satisfied (but without any obligations to remove violations) solely by the payment of money (including the preparation or filing of appropriate satisfaction instruments in connection therewith) and (ii) do not exceed in the aggregate Five Hundred Thousand Dollars ($500,000.00) (collectively, “Involuntary Liens”).  The term “Voluntary Liens” as used herein shall mean liens and other encumbrances (other than Permitted Exceptions) which Seller has knowingly and intentionally suffered or allowed to be placed on the Unit, but shall expressly excluding  mechanic’s liens, judgments and federal and state tax liens, which first are filed of record after the date of this Agreement.  In the event Seller elects not to remove Involuntary Liens exceeding Five Hundred Thousand Dollars ($500,000) in the aggregate, Seller shall so notify Purchaser in writing of such election, and Purchaser may elect, as its sole remedy, within five (5) days of such notification from Seller, to either (i) terminate this Agreement by written notice to Seller and the Deposit shall be returned to Purchaser together with interest thereon, within three (3) Business Days of Seller’s receipt of Purchaser’s termination notice and upon making such payment, this Agreement shall be terminated and neither party hereto shall have any further rights, obligations, liability to or against the other under this Agreement; or (ii) take title subject to such Involuntary Liens,  proceed to close the transaction contemplated herein and at closing Purchaser will receive a credit in the amount of Five Hundred Thousand Dollars ($500,000) to be applied against the Balance of the Purchase Price.

8.5          If, subsequent to the closing of title, Purchaser claims that Seller did not convey fee simple title to the Unit in accordance with this Agreement (i.e., that the state of title to the Unit is not in the condition required under this Agreement (a “Title Claim”), as distinguished from a breach of a representation, warranty or covenant of Seller hereunder that is unrelated to the state of title), Purchaser must first seek recovery against the Title Company and the Title Company before proceeding against Seller with respect to such Title Claim, but shall not be required to exhaust all of its remedies against the Title Company or the Title Company before proceeding against Seller.  Seller and Purchaser agree that Seller’s liability will be limited to any loss or damage not covered by Purchaser’s title insurance.  If Purchaser did not obtain title insurance at the closing, for purposes of this subparagraph, the amount and coverage which Purchaser could have obtained from Purchaser’s title insurance company shall be deducted from the loss or damage collectable against Seller on account of such Title Claim. For the sake of clarity, Seller and Purchaser agree that the provisions of this Section 8.5 shall have no application in the event of a claim by Purchaser against Seller of a breach of a representation, warranty or covenant that is not a Title Claim.

9	CLOSING ADJUSTMENTS

9.1          The following adjustments shall be made as of midnight of the day preceding the Closing Date with respect to the Units:

 (a)           real estate taxes and assessments, if any (including water charges and sewer rents, if separately assessed), on the basis of the period for which assessed; provided, however, that there shall be no adjustment of real estate taxes, assessments, water and sewer charges and any other municipal or governmental assessments payable by a Tenant directly to the taxing authority under the Lease.

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 (b)           common charges and assessments for the month in which title closes; and

 (c)           subject to the provisions of sub-paragraph 18.6, rents and additional rents, including, without limitation, Tenant’s Tax Payments, Tax Charges, CAM Expenses, CAM Charges, HVAC Charges, (as such terms are defined in the Leases) condenser water and hot water charges, due  under the Leases if, as and when collected; provided, however, that there shall be no adjustment for any such charges which are payable by a Tenant directly to the taxing authority or any utility company under the Leases.

9.2          If a Unit has been separately assessed but the closing of title occurs before the tax rate is fixed, adjustment of taxes shall be based upon the latest tax rate applied to the most recent applicable assessed valuation.  Installments for tax assessments due after the delivery of the deed(s), if any, shall be paid by Purchaser and shall not be considered a defect in title.

9.3          If as of Closing, any or all of the Units shall be or shall have been affected by an assessment or assessments which are or may become payable in annual installments of which the first installment is then a charge or lien, or has been paid, then the installment for the year in which Closing occurs shall be apportioned between Seller and Purchaser as of 11:59 p.m. of the day immediately preceding Closing and Purchaser shall be responsible for any installments due thereafter unless and to the extent the same is paid in arrears.

9.4          Adjustments and apportionments shall be calculated on the basis of the actual number of days in the period for which payments were made or are due, as the case may be.  The “Customs in Respect of Title Closings” recommended by The Real Estate Board of New York, Inc., as amended to date, shall apply to the adjustments and other matters therein mentioned except as otherwise provided herein.

9.5          Any errors or omissions calculating apportionments at closing shall be corrected and, any payment shall be made to the proper party promptly after discovery.  The provisions of this subsection shall survive the Closing for a period of six (6) months.

10	INTENTIONALLY OMITTED

11	CLOSING COSTS

11.1        Purchaser shall be required to pay at Closing, those closing costs described below:

 11.1.1           Premiums for Purchaser's fee title insurance and mortgagee title insurance, if required.

 11.1.2           A fee for recording the deed(s), Transfer Tax Forms, Unit Power of Attorney and all such other instruments, agreements or other documents as required by sub-paragraph 7.2.8  .

 11.1.3           All costs in connection with any loan obtained by Purchaser including, without limitation, all mortgage recording taxes, mortgage recording fees, origination, appraisal and closing costs and other expenses in connection therewith (including legal fees) in amounts determined by governmental authorities and Purchaser’s lender.

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12	AGREEMENT NOT A LIEN OR ENCUMBRANCE

12.1        No lien or encumbrance shall arise against the Property or the Units as a result of this Agreement or any monies deposited hereunder, except as hereinafter set forth.  In furtherance and not in limitation of the provisions of the preceding sentence, Purchaser agrees that the provisions of this Agreement are and shall be subject and subordinate to the lien of any mortgage heretofore or hereafter made, including, but not limited to, any construction or Building loan mortgage, and any advances heretofore or hereafter made thereon and any payments or expenses made or incurred or which hereafter may be made or incurred, pursuant to the terms thereof, or incidental thereto, or to protect the security thereof, to the full extent thereof, without the execution of any further legal documents by Purchaser.  This subordination shall apply in all cases, regardless of the timing of, or cause for, the making of advances of money or the incurring of expenses.  Seller shall, at its option, either satisfy such mortgages or obtain a release of the Units and their respective undivided interests in the Common Elements from the lien of such mortgages on or prior to the Closing Date.  The existence of any mortgage or mortgages encumbering the Property, or portions thereof, other than the Units and their respective undivided interests in the Common Elements, shall not constitute an objection to title or excuse Purchaser from completing payment of the Purchase Price or performing all of Purchaser’s other obligations hereunder or be the basis of any claim against, or liability of, Seller, provided that any such mortgage(s) is subordinated to the Declaration.

12.2        The parties hereto agree that neither this Agreement nor any memorandum or notice hereof shall be recorded.  Any recordation or attempted recordation by Purchaser shall constitute an Event of Default by Purchaser.

13	DEFAULT BY PURCHASER

13.1        Each of the following shall constitute an “Event of Default” hereunder:

 (i)           Purchaser’s failure to deliver the Additional Deposit in accordance with the terms of Paragraph 6.2 of this Agreement; or

 (ii)          Purchaser’s failure to pay the Balance of the Purchase Price, or any closing adjustment or closing cost required to be paid by Purchaser on the Closing Date in this Agreement, or the dishonor of any check given by Purchaser to Seller; or

 (iii)         Purchaser’s failure to pay, perform or observe any of Purchaser’s other obligations under this Agreement; or

 (iv)         Purchaser’s assignment of any of Purchaser’s property for the benefit of creditors, or Purchaser’s filing a voluntary petition in bankruptcy; or

 (v)          if a non-bankruptcy trustee or receiver is appointed over Purchaser or Purchaser’s property, or an involuntary petition in bankruptcy is filed against Purchaser; or

 (vi)         Purchaser’s assignment of this Agreement without the prior written consent of Seller (other than to any entity, which is expressly permitted by the terms of this Agreement without Seller’s consent); or

 (vii)        Purchaser’s listing the Units, prior to the Closing, for resale or rental with any broker or advertising or otherwise offering, promoting or publicizing the availability of the Units for sale or rental without Seller’s prior written consent; or

 (viii)       The recordation of this Agreement by Purchaser.

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13.2       TIME IS OF THE ESSENCE with respect to Purchaser’s obligations to pay the Additional Deposit, if applicable, the Balance of the Purchase Price and to pay, perform or comply with Purchaser’s other material obligations under this Agreement.  Upon the occurrence of an Event of Default on Purchaser’s part, Seller, in its sole discretion, may elect by notice to Purchaser to cancel this Agreement.  If Seller elects to cancel pursuant to the terms of this Agreement, then this Agreement shall be deemed cancelled, and Seller shall have the right to retain, as and for liquidated damages, the entire Deposit and any interest earned on the Deposit.  Upon the cancellation of this Agreement, Purchaser and Seller will be released and discharged of all further liability and obligations hereunder and under the Plan, and the Units may be sold to another as though this Agreement had never been made, and without any obligation to account to Purchaser for any of the proceeds of such sale.

14	SELLER’S INABILITY TO CONVEY TITLE; SELLER’S DEFAULT

14.1       In the event Seller cannot (as opposed to will not) convey title to the Units to Purchaser as set forth in this Agreement by reason other than Purchaser’s default, Seller shall so notify Purchaser in writing, specifying the condition or event that prevents Seller from conveying title as set forth in this Agreement, and Purchaser may elect, as its sole remedy, within five (5) days of such notification from Seller, to either (i) terminate this Agreement by written notice to Seller and the Deposit shall be returned to Purchaser together with interest thereon, within five (5) Business Days of Seller’s receipt of Purchaser’s termination notice and upon making such payment, this Agreement shall be terminated and neither party hereto shall have any further rights, obligations, liability to or against the other under this Agreement; or (ii) waive the condition or event in question and proceed to close the transaction contemplated herein without reduction of the Purchase Price.  In the event that the remedy in clause (ii) is not readily available to Purchaser or otherwise impractical then Purchaser shall be deemed to have chosen the remedy in clause (i).  In no event whatsoever shall Seller be liable to Purchaser for any damages of any kind whatsoever based upon Seller’s inability to close hereunder.

14.2       If Seller defaults in its obligation to convey the Units hereunder, or if Seller defaults in any of its other obligations under this Agreement and Purchaser is ready, willing and able (other than with respect to items for which Seller is responsible to deliver hereunder) to close and the Closing does not occur as a result thereof, after Purchaser provides Seller with written notice of Seller’s alleged default and a five (5) Business Day opportunity to cure such alleged default,  Purchaser’s sole and exclusive remedy shall be either (i) to seek specific performance of this Agreement, provided that any such action for specific performance must be commenced within sixty (60) days after such cure period has expired; or (ii) to terminate this Agreement and to receive a refund of the Deposit (together with any interest thereon) and to seek reimbursement for Purchaser’s documented out of pocket expenses relating to this Agreement, including its due diligence expenses and any expenses incurred in arranging financing to purchase the Units, but in no event in excess of One Hundred Thousand Dollars ($100,000).  Purchaser shall elect between the remedies in clauses (i) and (ii) above, and Purchaser may not seek to pursue both remedies.  In no event shall Purchaser be entitled to recover damages from Seller relating to Seller’s default except as aforesaid. Nothing contained herein shall preclude or prohibit Purchaser from waiving any default or alleged breach or default by Seller and closing on the purchase of the Units, notwithstanding such default, without reduction of the Purchase Price.

15	ACCEPTANCE OF CONDITION OF PROPERTY

Purchaser  has inspected the Units including, without limitation, the Building and the Property and is thoroughly acquainted with the physical condition thereof.  Purchaser agrees to take the Units and the fixtures and personal property contained therein, if any, “AS IS” and in its condition as of the date hereof, subject to normal wear and tear, and further subject to the representations and warranties set forth in this Agreement.  The execution of this Agreement by Purchaser signifies Purchaser's acceptance of the condition of the Units, including the Building, the Common Elements, the Units and all fixtures, machinery, equipment, furnishings, appliances, installations and other personal property contained therein (collectively, the “Installations”) in their respective conditions, as of the date hereof, subject to normal wear and tear.  Purchaser acknowledges having read the Description of Property and Building Condition set forth in Part II of the Plan.  Purchaser acknowledges that Seller has no obligation to make any repairs, improvements or decorations in or to the Units, the Building, the Property or the Installations except as otherwise required pursuant to the terms of the Leases and/or the Condominium Documents.

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16	DAMAGE TO THE UNITS

16.1       If, prior to Closing, the Units or any of the Units are damaged by fire or other casualty (“Casualty”), the following shall apply:

16.1.1           Seller shall send written notice to Purchaser of any Casualty to all or any of the Units within three (3) Business Days of Seller’s receipt of notice of the occurrence (“Casualty Notice”).  If the Casualty results in an Immaterial Loss (defined below), Purchaser shall not have the right to reject title or receive a credit against, or abatement in, the Purchase Price and shall instead have the rights as set forth in Section 16.1.3.  If the Casualty results in a Material Loss (defined below), Purchaser shall have the right to either: (i) terminate this Agreement by written notice given to Seller, or (ii) complete the purchase without reduction or abatement in the Purchase Price, but with the rights set forth in Section 16.1.3.

16.1.2           If Purchaser exercises its option to terminate this Agreement, Escrow Agent shall, within five (5) Business Days after receipt of notice of termination by Purchaser, return to Purchaser all sums deposited by Purchaser hereunder, together with interest earned thereon, if any.  Upon making such payment, this Agreement shall be terminated and neither party hereto shall have any further rights, obligations or liability to or against the other under this Agreement.

16.1.3           If the Casualty results in an Immaterial Loss or the Casualty results in a Material Loss and Purchaser elects to complete the purchase, subject to the rights of the Condominium Board and other Unit Owners and Mortgagees (other than Mortgagees holding mortgages secured by the Units), the proceeds actually collected (either prior to or after Closing) by Seller (or Seller’s rights to collect the same to the extent such rights are fully assignable by Seller) with respect to the Units only, under the provisions of hazard insurance policies, if any, covering the Casualty, shall first be applied by Seller to pay, or reimburse Seller for, all sums, if any, reasonably expended or incurred by Seller for emergency restoration or repairs of the Units (including legal fees), and the balance of such collected or collectable proceeds shall be paid over to Purchaser.  If applicable, the Balance of the Purchase Price shall be abated by Seller's pro-rata portion of the deductible under the insurance policy credited against Seller's pro-rata portion of insurance proceeds.

16.1.4           Under no circumstances shall Seller have any obligation or liability to repair or restore all or any of the Units because of a Casualty.

16.2       If, prior to Closing, all or any part of the Units are taken or threatened in writing by the applicable governmental authority to be taken by eminent domain, then Seller shall send written notice to Purchaser of such taking within three (3) Business Days of the occurrence or receipt of such threat.

16.2.1           If all or a material part of the Units are taken or threatened in writing by the applicable governmental authority to be taken by eminent domain resulting in a Material Loss, then upon such taking this Agreement shall be deemed terminated and of no further force and effect and Escrow Agent shall, within five (5) business day after receipt of notice of termination from Purchaser, return to Purchaser all sums deposited by Purchaser hereunder, together with interest earned thereon, if any.  Upon making such payment, this Agreement shall be terminated and neither party hereto shall have any further rights, obligations or liability to or against the other under this Agreement.

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16.2.2           If an immaterial part of the Units is taken by eminent domain or in the event of change of legal grade or temporary taking resulting in an Immaterial Loss, then Purchaser shall nonetheless complete the purchase in accordance with the provisions of this Agreement without reduction or abatement in the Purchase Price, except that if any tenant has an abatement of rent under its Lease because of damages resulting from a taking by eminent domain resulting in an Immaterial Loss, then an amount equal to such portion of such abatement which applies to any period from and after the Closing shall be allowed to Purchaser as a credit against the Purchase Price.  Further, if an immaterial part of the Units are taken by eminent domain resulting in an Immaterial Loss, Seller shall upon Closing, (i) turn over and deliver to Purchaser the net proceeds of any award or other proceeds of such taking with respect to the Units only which may have been collected by and not previously used for restoration or (ii) if no award or other proceeds shall have been collected (or only a portion thereof shall have been collected), deliver to Purchaser an assignment without recourse of Seller rights, if any, to any such award or other proceeds which may be payable as a result of such taking with respect to the Units only.

16.3       For purposes of this Paragraph, an “Immaterial Loss” shall mean a loss or taking costing or valued at less than One Million Two Hundred and Fifty Thousand Dollars ($1,250,000) and which will not permit Starbucks or TD Bank  to terminate its Lease and a “Material Loss” shall mean a loss or taking costing or valued at One Million Two Hundred and Fifty Thousand Dollars ($1,250,000) or more or which will permit Starbucks or TD Bank to terminate its Lease, unless such termination right shall be waived.  The determination by a contractor or third party mutually agreed to by Seller and Purchaser in good faith within ten (10) Business Days of such loss or taking shall be final as to whether a loss or taking is an Immaterial Loss or a Material Loss.

16.4       The provisions of this Paragraph shall govern and control even if inconsistent with Section 5-1311 of the General Obligations Law or any other applicable law.

16.5       The provisions of this Paragraph are subject and subordinate to the rights of the Condominium Board set forth in the By-laws of the Condominium.

16.6       The provisions of this Paragraph 16 shall survive the Closing to the extent that any portion of insurance proceeds or condemnation awards is not fully paid or disbursed prior to Closing.

17	REPRESENTATIONS

17.1       All understandings and agreements previously made between Seller and Purchaser regarding the Units are merged in this Agreement, which alone fully and completely expresses their Agreement.  Seller has not made, does not make and is unwilling to make any representations as to the condition, use, operation or any other matter or thing affecting or relating to the Units or title thereto or the transactions contemplated hereby, except as may otherwise expressly be set forth herein or in the Plan.  Except as may otherwise be expressly provided in this Agreement, Purchaser has not relied on any representations or warranties, and Seller has not made any representations or warranties, in either case express or implied as to any item or matter, including but not limited to (i)  the current or future real estate tax liability, assessment or valuation of the Units; (ii) the potential qualification of the Units for any and all benefits conferred by federal, state or municipal laws, whether for subsidies, special real estate tax treatment, insurance, mortgages, or any other benefits, whether similar or dissimilar to those enumerated; (iii) the compliance of the Units, in their current or any future state with applicable zoning ordinances and the ability to obtain a variance in respect to any non-compliance, if any, with such zoning ordinances; (iv) the availability of any financing for the purchase, alteration, rehabilitation or operation of the Units from any source, including but not limited to the state, city or federal government or any institutional lender; (v) the current or future use of the Units; (vi) the current or future condition and operating state of any and all machinery or equipment in the Units and the current or future structural and physical condition of the Building or any other improvements to the Units or their suitability for rehabilitation or renovation; (vii) the state of title to the Units; (viii) the presence or absence of violations of law or municipal ordinances, orders or requirements; and (ix) the size or the dimensions of the Units or any physical characteristics thereof, the services to be provided to the Unit Owners, the estimated Common Charges allocable to the Units, or the right to any income tax deduction for any real estate taxes or mortgage interest paid by Purchaser.

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17.2       Seller represents and warrants to Purchaser that:

17.2.1          The Plan is true and accurate in all material respects and has not been amended beyond the Nineteenth Amendment;

17.2.2           Prior to the Closing, Seller’s designees on the Condominium Board shall not vote in favor of any amendment to the Plan which shall, or (in Seller’s reasonable opinion) is likely to, adversely affect the Units, without Purchaser’s prior written consent, which consent may be granted or withheld in Purchaser’s sole and absolute discretion.

17.2.3           Seller is a limited liability company, duly organized and validly existing under the laws of the State of Delaware;

17.2.4           Seller has the power and authority to own, operate and convey the Units and to execute and deliver, and perform Seller’s obligations under this Agreement;

17.2.5           Seller’s execution and delivery of this Agreement, and the performance of Seller’s obligations hereunder, have been, or will be authorized by all necessary action on the part of Seller;

17.2.6           all necessary consents for Seller to enter into this Agreement and perform its obligations hereunder have been, or will be obtained;

17.2.7           the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Seller do not violate any provision of, or cause a default under, or result in the acceleration of any obligation under, any material agreement which will be in effect on and after the Closing to which Seller is a party or any law, statute, rule, ordinance, regulation or requirement by which Seller or the properties, assets, business or operations of Seller may be bound or affected, do not require the consent or approval of any court, administrative or governmental authority and do not result in the creation or imposition of any lien or equity of any kind whatsoever upon, or give to any other person any interest or right (including any right of termination or cancellation) in or with respect to, any material agreement to which Seller is a party or the business or operations of Seller or any of its properties or assets;

17.2.8           this Agreement constitutes, and all other documents required by this Agreement to be executed by Seller shall constitute when so executed, the valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the rights of contracting parties generally;

17.2.9           there are no service, labor, concession or maintenance contracts with Seller affecting the Units which will be binding on Purchaser after the Closing;

17.2.10          neither Seller nor any of its Affiliates is a (i) a person designated by the U.S. Department of Treasury's Office of Foreign Assets Control from time to time as a “specially designated national or blocked person” or similar status, or (ii) a person described in Section 1 of U.S. Executive Order 13224, issued on September 23, 2001, or (iii) a person otherwise identified by government or legal authority as a person with whom Purchaser or any of its Affiliates are prohibited from transacting business (currently, a listing of such designations and the text of the Executive Order are published under the internet website address www.ustreas.gov/offices/enforcement/ofac).  As used herein, (x) the term “Affiliates” means, with respect to any Person, any Person Controlling, Controlled by, or under common Control with such Person, (y) the term “Control” (and any form thereof, such as “Controlled” or “Controlling”) means with respect to any Person the possession directly or indirectly, through one or more intermediaries, of the power to (I) to vote more than fifty percent (50%) of the voting stock of such Person or (II) to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, membership interests, partnership interests, by contract or otherwise, and (z) the term “Person” means any individual, firm, corporation, general or limited partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, trust, governmental agency or instrumentality, or other entity of any kind, or any combination of the foregoing;

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17.2.11         Seller has delivered to Purchaser all tenant lists, lease files, documents, booklets, manuals and promotional and advertising materials concerning the Units or used in connection with the operation of the Units to the extent in Seller’s actual possession or the actual possession of Seller’s managing agent for the Units;

17.2.12         All bills and claims for labor performed at Seller’s request and materials furnished at the Units at Seller’s request have been, or shall be, paid in full by Seller on or before the Closing Date;

17.2.13         No person, firm or entity, except for the Purchaser has any rights in, or rights to purchase or acquire all, or any part of the Units, including, without limitation, a right of first refusal or option to purchase with respect thereto;

17.2.14         Seller has not received notice from any of the Tenants, from the holder of any mortgage, or from the Condominium, requesting the performance of any repairs, alterations or other work, or for the correction of any defaults under any agreements, ordinances, rules or otherwise with respect to the Units, except with respect to notice received with regard to the signage installed by Starbucks;

17.2.15         Seller has not received any written notice (i) from any applicable governmental authority of the existence or migrating from the Property or the Units, in violation of any Environmental Laws (as hereinafter defined) of any “hazardous materials” or “hazardous wastes” (as defined under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”), the Resource Conservation and Recovery Act of 1976 (“RCRA”)) or (ii) of any pending actions, suits, claims and/or proceedings claiming that Seller, Tenant or the Units is in violation of any local law, rule, regulation, or code relating to health or the environmental or another applicable Federal, State or local environmental laws (“Environmental Laws”) at, on or under the Property or the Units;

 17.2.16         A true and correct copy of the temporary certificate of occupancy for the Units is annexed hereto as Schedule J, with the exclusion of Retail Unit A and Retail Unit D which Units are not yet reflected on the attached temporary certificate of occupancy; Attached hereto as Schedule K is (i) a copy of a violation issued by the Department of Buildings, which, to Seller’s knowledge, is the only item preventing the issuance of a temporary certificate of occupancy for Unit A  and (ii) a list of the open items, as prepared by the Department of Buildings, which as of the date hereof, are preventing the issuance of the temporary certificate of occupancy for Unit D.  Between the date of this Agreement and the Closing Date, Seller shall use commercially reasonable efforts, consistent with Seller’s past practices, to attempt to satisfy all of the open items listed on Schedule K with respect to Unit D, at Seller’s sole cost and expense, and Seller hereby authorizes Seller’s architect and expeditor to cooperate with Purchaser post-closing if, and to the extent that such cooperation will reasonably be necessary to obtain a the temporary certificate of occupancy for Unit D.

17.2.17          Seller, in its capacity as Sponsor of the Plan, shall remain obligated to obtain the Permanent Certificate of Occupancy for the Building solely in accordance with the terms of the Plan.  In connection with such obligation, Seller represents that Escrow Agent is currently holding the sum of $500,000 in accordance with that certain “PCO Escrow Agreement” dated August 10, 2009 between Seller and Escrow Agent.

17.2.18          Seller has not received written notice of any assessments presently imposed against the Units, and Seller has not received any written notice from the Condominium (or from its authorized representatives) that any Unit is under consideration for or subject to any special assessment or other charge under the Condominium Documents. Additionally, Seller has no actual knowledge of any assessment that is likely to be imposed against the Units, or which is presently being considered by the Condominium Board;

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17.2.19          Seller is not a “foreign person” as defined in the Code Withholding Section;

17.2.20          All of Seller’s material obligations under the Leases (as hereinafter defined), including, without limitation “Landlord’s Pre-Delivery Work”, “Landlord’s Post Delivery Work” and “Landlord’s Work” (as such terms are defined in the Leases) have been completed, or will be completed, prior to the Closing.

17.3       Purchaser represents and warrants to Seller that:

17.3.1           Purchaser is not relying upon any architect's plans, sales plans, selling brochures, advertisements or statements or representations, express or implied warranties, guarantees, promises, “set-ups” or information not embodied in this Agreement, or made by Seller, or by any real estate broker, agent, employee, servant or other person representing or purporting to represent Seller;

17.3.2           Purchaser is a limited liability company, duly organized and validly existing under the laws of the State of Delaware;

17.3.3           Purchaser has the power and authority to conduct its business and to execute and deliver, and perform Purchaser’s obligations under, this Agreement;

17.3.4           Purchaser’s execution and delivery of this Agreement, and the performance of Purchaser’s obligations hereunder, have been authorized by all necessary action on the part of Purchaser;

17.3.5           all necessary consents for Purchaser to enter into this Agreement and perform its obligations hereunder have been obtained and there are no pending actions or investigations the outcome of which could adversely affect Purchaser’s ability to perform Purchaser’s obligations hereunder;

17.3.6           the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Purchaser does not violate any provision of, or cause a default under, or result in the acceleration of any obligation under, any agreement to which Purchaser is a party or any law, statute, rule, ordinance, regulation or requirement by which Purchaser or the properties, assets, business or operations of Purchaser may be bound or affected; do not require the consent or approval of any court, administrative or governmental authority; and do not result in the creation or imposition of any lien or equity of any kind whatsoever upon, or give to any other person any interest or right (including any right of termination or cancellation) in or with respect to, any agreement to which Purchaser is a party or the business or operations of Purchaser or any of its properties or assets;

17.3.7           this Agreement constitutes, and all other documents required by this Agreement to be executed by Purchaser shall constitute when so executed, the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with their respective terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the rights of contracting parties generally;

17.3.8           neither Purchaser nor any of its Affiliates is a (i) a person designated by the U.S. Department of Treasury's Office of Foreign Assets Control from time to time as a “specially designated national or blocked person” or similar status, or (ii) a person described in Section 1 of U.S. Executive Order 13224, issued on September 23, 2001, or (iii) a person otherwise identified by government or legal authority as a person with whom Seller or any of its Affiliates are prohibited from transacting business (currently, a listing of such designations and the text of the Executive Order are published under the internet website address www.ustreas.gov/offices/enforcement/ofac).  As used herein, (x) the term “Affiliates” means, with respect to any Person, any Person Controlling, Controlled by, or under common Control with such Person, (y) the term “Control” (and any form thereof, such as “Controlled” or “Controlling”) means with respect to any Person the possession directly or indirectly, through one or more intermediaries, of the power to (I) to vote more than fifty percent (50%) of the voting stock of such Person or (II) to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, membership interests, partnership interests, by contract or otherwise, and (z) the term “Person” means any individual, firm, corporation, general or limited partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, trust, governmental agency or instrumentality, or other entity of any kind, or any combination of the foregoing.

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17.3.9           Purchaser represents that Purchaser is a sophisticated investor and has extensive experience and expertise in the acquisition of commercial property and, in entering into this Agreement, Purchaser has relied upon such experience and expertise.

17.4       All representations and warranties made by the parties in this Paragraph 17 shall be true and correct in all material respects as of the Closing Date, and the representations and warranties of Seller set forth herein shall survive the Closing for a period of one hundred and twenty (120) days from the Closing Date (“Survival Period”). Except as expressly set forth below, a representation or warranty which is not true and correct in all material respects as of the Closing Date and has a material and adverse effect on the value of the Property shall be a “Breach”.

Notwithstanding the foregoing, any representation or warranty enumerated in sub-paragraphs 17.2.1, 17.2.3, 17.2.14, 17.2.15, 17.2.16, 17.2.17 and 17.2.18 which is not true and correct in all material respects as of the Closing Date by reason of changed facts or circumstances which pursuant to the terms of this Agreement are permitted to have occurred shall not be deemed a Breach.

In the event a Breach has occurred as of the Closing Date, Purchaser may, as its sole remedy, terminate this Agreement and receive the return of the Deposit, together with any interest earned thereon, whereupon neither party shall have any further rights, obligations to or against the other under this Agreement or waive such Breach and proceed to closing without a reduction of the Purchase Price.  If, however, the Closing shall occur, Purchaser shall be deemed to have waived, relinquished and released any right to make a claim against Seller on account of such Breach, and shall not make any such claim against Seller for damages that Purchaser claims to have incurred as the result of a Breach if (a) Purchaser knew that such Breach existed at the time of the Closing and nevertheless proceeded to close, or (b) Purchaser’s actual damages as a direct consequence of such Breach are reasonably estimated to be less than One Hundred Thousand Dollars ($100,000) in the aggregate.

Notwithstanding anything herein to the contrary, (a) in no event shall Seller’s maximum aggregate liability arising by reason of or in connection with any and all such alleged Breaches permitted hereunder exceed Two Million Two Hundred and Fifty Thousand Dollars ($2,250,000) and (b) Purchaser shall not be entitled to recover any special, consequential, speculative or punitive damages against Seller with respect to any such asserted Breach.   Seller agrees that until the later of (i) the expiration of the Survival Period or (ii) such time as a final non-appealable judgment is rendered by a court of competent jurisdiction in an action commenced against Seller by Purchaser during the Survival Period, Seller will not render itself judgment proof or substantially unable to meet its then existing financial obligations.

17.5       Seller shall cooperate with Purchaser, both prior to and after the Closing, in connection with any and all written information requests made by or on behalf of Purchaser, which are required to complete a so-called “Section 314 audit”, including, but not limited to providing the following, provided (a) such items are in Seller’s actual possession or reasonably available to Seller, (b) such items are applicable to the Units, and  (c) the delivery of such items shall be at no expense to Seller: (i) historical income statement for the Units for 2010; (ii) historical income statement for the Units for 2011, year to date; (iii) two (2) years of historical occupancy and rent for each Unit (iv) back-up and supporting documents relating to the items set forth herein (such as bills, checks, etc.); and (v) the most current financial statement for each of the Tenants.  In addition, Seller shall cooperate with Purchaser, both prior to and after the Closing, in connection with any and all information requests made by or on behalf of Purchaser, relating to the Units, including the books and records of the Units. Purchaser acknowledges and agrees that Seller makes no representation or warranty with respect to any of the items referenced in this sub-paragraph 17.5 which may be delivered by Seller to Purchaser subsequent to the Closing and that Purchaser shall have no claims against Seller for any inaccuracies in such documents. The provisions of this Section 17.5 shall survive the Closing.

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18	LEASES

18.1       Set forth on Schedule L annexed hereto and made a part hereof is a schedule (“Lease Schedule”) which sets forth information concerning leases, together with all  amendments and modifications thereto (but specifically excluding any non-binding correspondence between  Seller and Tenants) (collectively, “Leases”) affecting the Units.  Seller represents that the Lease Schedule is accurate in all respects as of the date hereof, and there are no Leases of any of the Units other than those set forth therein and in any subleases or subtenancies.  Except as otherwise set forth in the Lease Schedule or elsewhere in this Agreement:

18.1.1           All of the Leases are in full force and effect

18.1.2           No tenant has an exercisable option or right of first refusal to purchase all or any portion of the Units.

18.1.3           There are no arrears in the payment of rent or additional rent under any of the Leases.

18.1.4           To Seller’s knowledge, there are no uncured tenant or Seller defaults and Seller agrees to inform Purchaser of any tenant or Seller defaults between the date of this Agreement and the Closing.

18.1.5           Seller has not received any written notice from any tenant claiming that Seller, as landlord, is in default, which default remains uncured, nor does Seller have any knowledge that it is in default.

18.1.6           Seller is not holding any Security Deposits in connection with the Leases.

18.1.7           Seller has performed all of its material obligations as landlord under the Leases (other than to a de minimis extent).

18.1.8           Seller has not received any written notice from any tenant exercising any renewal options under the Leases, except as may be set forth on the Lease Schedule.

18.1.9           Seller has provided to Purchaser true and complete copies of all material documents constituting the Leases.

18.1.10         The rents set forth in the Leases are the actual rents billed or to be billed by Seller to the Tenants.

18.1.11         Except as set forth in the Leases, no Tenant is entitled to rental concessions or abatements for any period subsequent to the scheduled date Closing.

18.1.12         Except as set forth in the Leases, no other or additional renewal or extension options have been granted to the Tenants.

18.1.13         None of the Tenants has made any written request for any assignment, transfer, or subletting in connection with all or a portion of the Units which is presently pending.

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18.1.14         There are no leasing commissions which are or may become due or owing with respect to the Leases which will not have been paid prior to Closing, other than the leasing commission due RKF on or about March, 2012 in the amount of $34,000 in connection with the Starbucks lease, which commission shall be paid by Seller at such time, if required under the Exclusive Agency Agreement (“Seller Retained Commission Obligations”).    If any additional commissions shall be due and payable in connection with any Tenant exercising of a renewal option under their respective Leases, the same shall be the sole and exclusive obligation of Purchaser, and such obligation is being assumed by Purchaser hereunder. The provisions of this sub-paragraph 18.1.14 shall survive the Closing. At Closing,  Seller and Purchaser shall execute an Assignment and Assumption of the Exclusive Agency Agreement in the form attached hereto as Schedule F and made a part hereof, pursuant to which (1) Purchaser shall assume the obligations  of “Owner” under the Exclusive Agency Agreement solely with respect to any commissions due and payable to RKF with respect to any renewal or extension terms of the Leases and (2) Seller shall retain the obligation of “Owner” thereunder with respect to the Seller Retained Commission Obligations.

18.1.15         For the purposes of this Agreement, the terms “to Seller’s knowledge,” to the best of Seller’s knowledge,” and phrases of similar import shall mean the actual present knowledge (and not constructive knowledge) of David Penick, without independent inquiry or investigation, and shall not mean that Seller or such individual is charged with knowledge of the acts, omissions and/or knowledge of Seller’s property manager (or any employee thereof) or of Seller’s other agents or employees or of Seller’s predecessors in title to the Units.

18.2       INTENTIONALLY OMITTED.

18.3       Seller does not guarantee that any Lease will be in full force and effect on the Closing Date.  Notwithstanding the foregoing or anything to the contrary contained herein, it shall be a condition precedent to Purchaser’s obligation to close title to the Units on the Closing Date that neither TD Bank nor Starbucks has (i) terminated its respective Lease; (ii) vacated its respective Unit; (iii) delivered notice to Seller of such Tenant’s intention to terminate its respective Lease and/or vacate its respective Unit or (iv) filed a petition in bankruptcy. Seller shall maintain and operate the Units in its usual customary manner.

18.4       From the date of this Agreement to the Closing Date, Seller shall:

(i)           maintain and operate the Units in accordance with Seller’s past practices in all material respects;

(ii)          maintain the Units in as good repair, order, and condition as exists on the date of this Agreement and as required by the Leases and the Condominium Documents;

(iii)         comply with the terms and provisions of all existing Leases, service contracts, if any, and other obligations in all material respects;

(iv)         except as otherwise provided in the Leases, not renew, extend, amend, or terminate (except in the event of a default by Tenant) any existing Lease or service contract or enter into any new tenant lease or service contract without the prior written approval of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed, provided, however, that this provision shall exclude any service contract which may be terminated on 30 days notice without penalty;

(v)          not take, or omit to take, any action that would have the effect of violating any of the representations, warranties, covenants and agreements of Seller contained in this Agreement;

(vi)         not sell, assign, or convey any right, title or interest whatsoever in or to the Units;

(vii)        promptly deliver to Purchaser copies of (y) written default notices, notices of lawsuits and notices of violations affecting the Units received by Seller, or (z) any notice received by Seller from The City of New York, the taxing authority and any other municipal, governmental or quasi-governmental entity or agency pertaining to the Units.

PAGE 18 OF PURCHASE AGREEMENT

18.5       At Closing, Seller shall assign to Purchaser, without recourse, representation or warranty, all of Seller's right, title and interest in and to each of the Leases that are in full force and effect on the Closing Date, and Purchaser shall assume all of the obligations on the part of Seller accruing on and after the Closing Date under each of such Leases. Seller and Purchaser shall execute and deliver to each other an assignment and assumption of the Leases in the form annexed hereto as Schedule D.

18.6       If any Tenant is in arrears in the payment of rent or additional rent, Purchaser agrees to use commercially reasonable efforts (without bringing any legal action or other form of dispute resolution) to collect such arrears and agrees that the first monies received from such tenant after Closing shall be held in trust by Purchaser and shall be applied in the following order of priority: (i) first to the month in which the Closing occurred; (ii) then to the month immediately preceding the month in which the Closing occurred; (iii) then, to any month following the Closing until such Tenant is current in the payment of rent and all other sums due under its Lease, and (iv) then to any months preceding the Closing.  If rents or other charges or any portion thereof received by Seller or Purchaser after the Closing are payable to the other party by reason of this allocation, the appropriate sum shall be held in trust and shall be promptly paid to such other party, which obligation shall survive Closing.

19	PROHIBITION AGAINST ADVERTISING

Prior to the closing of title, Purchaser agrees not to list all or any of the Units for resale or rental with any broker or to advertise or otherwise offer, promote or publicize the availability of the Units for sale or lease, without Seller’s prior written consent in its sole discretion.  Any listing of all or any of the Units or form of advertising, promotion or publicizing of the Units by Purchaser prior to Closing of title shall be a default by Purchaser, entitling Seller to the default remedies set forth in this Agreement. Notwithstanding the foregoing, Seller shall permit Purchaser to consult with the leasing broker in connection with leasing the vacant Units, provided however that Seller shall be under no obligation to enter into any lease agreements with respect to the vacant Units nor shall Seller be liable for any leasing commissions in connection therewith.

20	BROKER

Each party represents to the other that such party has not dealt with any broker in connection with this transaction other than the Broker set forth in Section 2.6.  Seller agrees to pay the commission of the Broker pursuant to a separate agreement.  Each party agrees that, should any claim be made against the other party for commissions by any broker, on account of any acts of the other, such party will indemnify and hold the other party free and harmless from and against any and all liabilities and expenses in connection therewith, including reasonable legal fees.  The provisions of this Paragraph shall survive the Closing.

21	AGREEMENT MAY NOT BE ASSIGNED

21.1       Purchaser does not have the right to assign this Agreement without the prior written consent of Seller, in its sole discretion other than as set forth in Section 21.2.  Any purported assignment by Purchaser in violation of this Agreement will be voidable at the option of Seller.  Seller’s refusal to consent to an assignment will not entitle Purchaser to cancel this Agreement or give rise to any claim for damages against Seller.  Under no circumstances will Seller consent to an assignment of this Agreement if Purchaser receives consideration, other than for normal consideration.  Any purported assignment by Purchaser in violation of this Agreement shall be a default by Purchaser, entitling Seller to the default remedies set forth in this Agreement, and shall be voidable at the option of Seller.

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21.2       Notwithstanding anything to the contrary contained in this Article, Purchaser shall have a right to assign Purchaser’s rights under this Agreement, in whole, but not in part, to one (1) or more entities “controlled by” “controlling” or “under common control with” (defined below) Purchaser, (the entity to which the rights are assignable may be a trust, limited liability company, limited liability partnership, limited partnership or a corporation) (including the right to assign the Agreement at Closing to multiple entities provided that all of the Units shall close simultaneously), provided that (i) Purchaser designates such assignee at least five (5) Business Days prior to the Closing Date; (ii) the Closing is not delayed as a result of such assignment, (iii) the assignee of this Agreement assumes in writing, by an instrument prepared by Attorney for Seller, the obligations of Purchaser under this Agreement, and (iv) the assignment is made without consideration. The term “Control” shall mean the control, either directly or indirectly, of at least 51% percent of the voting shares or equity interests of such assignee, together with the authority to direct and manage the affairs of such assignee.

22	BINDING EFFECT

The submission of this Agreement to Purchaser does not create a binding obligation on the part of Seller.  This Agreement shall not be binding on Seller until a fully executed counterpart hereof has been delivered to Purchaser or the Attorney for Purchaser.

23	NOTICES

23.1       Any notice, election, demand, request, letter, consent or other communication hereunder or under the Plan shall be in writing and either delivered by facsimile transmission, e-mail transmission, in person or sent, postage prepaid, by registered or certified mail return receipt requested or by Federal Express or other reputable overnight courier, with receipt confirmed to the Attorney for Purchaser at the address given at the beginning of this Agreement with a copy to the Purchaser at the address given at the beginning of this Agreement by like method, and to the Attorney for Seller at the address given at the beginning of this Agreement, with a copy to the Seller at the address given at the beginning of this Agreement by like method and to RFR Holding LLC at 390 Park Avenue, 3rd Floor, New York, New York 10022, Attn: Ross Fleming and Frank Mangieri by like method.  Either party may hereafter designate to the other in writing a change in the address to which notices are to be sent.  Except as otherwise expressly provided herein, a notice shall be deemed given when personal delivery is effected,, on the day of such delivery if by e-mail or facsimile transmission, one (1) day after deposit with a reliable overnight courier service, or in the case of mailing, three (3) days after the date of mailing, except that the date of actual receipt shall be deemed to be the date of the giving of any notice of change of address.  Any notice either of the parties hereto receives from the other party’s attorneys shall be deemed to be notice from such party itself.

23.2       Seller hereby designates and empowers Attorney for Seller, as Seller’s agents to give any notice to Purchaser under this Agreement (including, without limitation, a notice of default) in Seller’s name, which notice so given shall have the same force and effect as if given by Seller itself.

23.3       Purchaser hereby designates and empowers Attorney for Purchaser, as Purchaser’s agent to give any notice to Seller under this Agreement in Purchaser’s name, which notice so given shall have the same force and effect as if given by Purchaser itself.

24	LIABILITY OF SELLER AND PURCHASER

Each party shall be excused from performing any obligation or undertaking provided for in this Agreement for so long as such performance is prevented, delayed or hindered by an act of God, fire, flood, explosion, war, terrorism, riot, sabotage, inability to procure or general shortage of energy, labor, equipment, facilities, materials or supplies in the open market, failure of transportation, strike, lockout, action of labor unions, or any other cause (whether similar or dissimilar to the foregoing) not within the reasonable control of either Seller or Purchaser.  Notwithstanding the foregoing, the terms of this paragraph shall in no event apply to excuse Purchaser’s failure to perform the obligation to pay the Balance of the Purchase Price at Closing if such failure is due to Purchaser’s unavailability of funds.  Such partys’ time to perform such obligations or undertaking shall be tolled for the length of the period during which such performance was excused,  but in no event to exceed sixty (60) days following the Closing Date.

PAGE 20 OF PURCHASE AGREEMENT

25	EXCULPATION

In consideration for entering into this Agreement, each of Seller and Purchaser hereby waive any rights to bring a cause of action against the individuals executing this Agreement on behalf of the other party (except for any cause of action based upon lack of authority or fraud), and all persons dealing with such other party must look solely to the other party’s assets for the enforcement of any claim against such other party, and the obligations under this Agreement are not binding upon, nor shall resort be had to the private property of any of the members of either party or any of the trustees, officers, directors, employees or agents thereof or their respective members.

26	AGREEMENT NOT CONTINGENT UPON FINANCING

The terms and provisions of this Agreement and Purchaser’s obligations hereunder are not contingent upon Purchaser securing financing of the Purchase Price (or any portion thereof), and Purchaser understands and agrees that Purchaser’s failure to obtain such financing will not relieve Purchaser of Purchaser’s obligations hereunder.  Purchaser further understands and agrees that if Purchaser chooses to finance the purchase of the Units through a lending institution and obtain a commitment therefrom, neither a subsequent change in the terms of such commitment, the expiration or other termination of such commitment, nor any change in Purchaser’s financial status or condition shall release or relieve Purchaser of Purchaser’s obligations pursuant to this Agreement and Seller shall have no liability as a result of any scheduling or adjournment of the Closing beyond the expiration of the loan commitment.

27	REAL ESTATE TAX MATTERS

27.1       Seller has commenced tax certiorari proceedings and/or tax protest proceedings for this tax year and preceding tax years. Seller shall have the right to settle such proceedings for this tax year and preceding tax years without the consent of Purchaser.  If requested by Seller, Purchaser shall join as a party plaintiff in any tax proceedings for this tax year and both Seller and Purchaser shall be represented by Seller's attorney in such proceedings.  Purchaser shall deliver to Seller, upon demand, receipted tax bills and cancelled checks used in payment of such taxes and shall execute any and all consents or other documents and do any act or thing necessary for the collection of such refund by Seller.  Seller shall have no right to settle any tax proceedings for the 2011/2012 tax year without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned.

27.2       With respect to the tax certiorari proceedings or tax protest proceedings as set forth in Section 27.1 herein, as well as any refunds and/or credits in the amount of real estate taxes due which are realized as a result of any reduction in the assessed value or tax rate applied to the Units, after making the required payment to the Tenants pursuant to the terms of the Leases, if applicable, and after deducting the cost of such proceedings including reasonable attorneys' fees, all benefits obtained including, without limitation, any tax refunds, or expected future savings attributable to (i) any tax year ended prior to the Closing Date shall be the property of and shall be paid to Seller (ii) any tax year commencing after the Closing Date shall be retained by Purchaser and (iii) the tax year in which the Closing Date occurs shall be the property of and shall be paid to Seller subject to apportionment between Seller and Purchaser as of the Closing Date. For purposes of clarity, attorney’s fees for tax certiorari proceedings shall in all events be attributable and allocated to the applicable time period in which such savings occur or are expected to occur, notwithstanding when such attorney’s fees are required to be paid.

27.3       If Purchaser receives any benefits to which Seller shall be entitled under this Paragraph, Purchaser shall hold the same in trust for the benefit of Seller and promptly remit the same Seller.

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27.4       The provisions of this Paragraph shall survive the Closing for a period of six (6) months.

28	TITLE TO PERSONAL PROPERTY

All fixtures and articles of personal property attached or appurtenant to the Units which are owned by Seller are included in this sale, subject however, to Permitted Encumbrances.  Purchaser acknowledges and agrees that other than expressly provided herein, Seller makes no representation in connection with such fixtures and articles of personal property and Seller expressly disclaims any implied warranties of merchantability or fitness for a particular purpose.

29	SEVERABILITY

If any provision of this Agreement or the Plan is invalid or unenforceable as against any person or under certain circumstances, the remainder of this Agreement or the Plan and the applicability of such provision to other persons or circumstances shall not be affected thereby. Each provision of this Agreement or the Plan, except as otherwise herein or therein provided, shall be valid and enforced to the fullest extent permitted by law.

30	COSTS OF ENFORCING AND DEFENDING AGREEMENT

In the event of any action or proceeding at law or in equity between Seller and Purchaser related to this Agreement, the non-prevailing party to such litigation shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees relating to such action or proceeding.

31	STRICT COMPLIANCE

Any failure by either party to insist upon the strict performance by the other of any of the provisions of this Agreement shall not be deemed a waiver of any of the provisions hereof, and each party, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by the other party of any and all of the provisions of this Agreement to be performed by such party.

32	GOVERNING LAW

The provisions of this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed wholly in the State of New York, without regard to principles of conflicts of law.

33	WAIVER OF JURY

Except as prohibited by law, the parties shall, and they hereby do, expressly waive trial by jury in any litigation arising out of, or connected with, or relating to, this Agreement or the relationship created hereby or in the Plan.  With respect to any matter for which a jury trial cannot be waived, the parties agree not to assert any such claim as a counterclaim in (other than any compulsory counterclaim), nor move to consolidate such claim with, any action or proceeding in which a jury trial is waived.

34	ENTIRE AGREEMENT

This Agreement, together with the Plan, supersedes any and all understandings and agreements between the parties and constitutes the entire agreement between them with respect to the subject matter hereof.

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35	CERTAIN REFERENCES

A reference in this Agreement to any one gender, masculine, feminine or neuter, includes the other two, and the singular includes the plural, and vice versa, unless the context otherwise requires.  The terms “herein,” “hereof” or “hereunder” or similar terms used in this Agreement refer to this entire Agreement and not to the particular provision in which the term is used, unless the context otherwise requires.  Unless otherwise stated, all references herein to Articles, Sections, subsections or other provisions are references to Articles, Sections, subsections or other provisions of this Agreement.

36	CAPTIONS

The captions in this Agreement are for convenience of reference only and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

37	SUCCESSORS AND ASSIGNS

The provisions of this Agreement shall bind and inure to the benefit of Purchaser and Purchaser’s heirs, legal representatives, successors and permitted assigns and shall bind and inure to the benefit of Seller and its successors and assigns.

38	NO ORAL CHANGES

This Agreement cannot be changed or terminated orally.  Any changes or additional provisions must be set forth in a rider attached hereto or in a separate written agreement signed by the parties hereto or by an amendment to the plan.

39	PERFORMANCE

Where this Agreement by its terms requires the payment of money or the performance of a condition on a Saturday, Sunday or public holiday, such payment may be made or condition performed on the next business day succeeding such Saturday, Sunday or such public holiday, with the same force and effect as if made or performed in accordance with the terms of this Agreement.

40	COUNTERPARTS

This Agreement may be executed in any number of electronic or original counterparts.  Each such counterpart shall for all purposes be deemed an original.  All such counterparts shall together constitute but one and the same Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Agreement by their respective duly authorized representatives as of the date first above written.

PURCHASER:

AMERICAN REALTY CAPITAL III, LLC

By:	/s/ William M. Kahane
Name: William M. Kahane
Title: President

SELLER:

122 GREENWICH OWNER LLC,
a Delaware limited liability company

By:	122 Greenwich Mezz LLC,
a Delaware limited liability company,
its sole member

By:	122 Greenwich LLC,
a Delaware limited liability company,
its sole member

By:	/s/ David Penick
Name: David Penick
Title: Authorized Signatory

ACKNOWLEDGED AND AGREED
AS TO RIGHTS AND DUTIES OF ESCROW AGENT:

ESCROW AGENT:

STARR ASSOCIATES LLP

By:	/s/ Samantha Sheeber
Name: Samantha Sheeber
Title: Authorized Signatory

PAGE 24 OF PURCHASE AGREEMENT

SCHEDULE A

WIRING INSTRUCTIONS

Valley National Bank
275 Madison Avenue
New York, NY 10016
ABA #021201383

Attn:           Mr. Dennis Sheridan
           212-867-6242 Office
           212-922-1353 Fax

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SCHEDULE B

PERMITTED EXCEPTIONS

1.	Any state of facts which an accurate survey or personal inspection of the Property and Unit would show, provided such state of facts would not prevent the use of the Unit for retail purposes.

2.
The Declaration, the By-laws (and the Rules and Regulations made thereunder), the Power of Attorney from the Purchaser to the Condominium Board, and the Floor Plans as all of the same may be amended from time to time.

3.
Any easement or right of use in favor of any utility company for construction, use, maintenance or repair of utility lines, wires, terminal boxes, mains, pipes, cables, conduits, poles and other equipment and facilities on, under and across the Property.

4.	Revocability of licenses for vault space, if any, under the sidewalks and streets.

5.
Any easement or right of use required by Seller (as Sponsor of the Condominium) or its designee to obtain a temporary, permanent or amended Certificate of Occupancy for the Building or any part of same.

6.
Encroachments of stoops, areas, cellar steps or doors, trim, copings, retaining walls, bay windows, balconies, sidewalk elevators, fences, fire escapes, cornices, foundations, footings and similar projections, if any, on, over, or under the Property or the streets or sidewalks abutting the Property, and the rights of governmental authorities to require the removal of any such projections and variations.

7.	Lease and service, maintenance, employment and concessionaire, if any, for portions of the Common Elements.

8.	The lien of any unpaid Common Charge, real estate tax, water charge or sewer rent, or vault charge, provided the same are adjusted at the Closing of Title.

9.
The lien of any unpaid assessment payable in installments (other than assessments levied by the Condominium Board), except that Seller shall pay all such assessments due prior to the Closing Date (with the then current installment to be apportioned as of the Closing Date) and the Purchaser shall pay all assessments due from and after the Closing Date.

10.
Any lien or encumbrance (including, without limitation, any mechanics’ and materialmens’ lien) removal of which is the exclusive obligation of the Tenant pursuant to the Lease provided Tenant is not in default under its Lease at Closing (for any other reason), or of the Condominium, or of another unit owner (i.e., other than Seller as owner of the Unit) of the Condominium.

11.	Rights of the tenants (as tenants only) of the Units as described in the Leases.

12.	Any violation against the Property (other than the Unit) which is the obligation of the Condominium Board, or another Unit Owner to correct.

13.	Any certificate of occupancy for the Building, so long as the same permits, or does not prohibit, use of the Units for retail purposes.

14.	Standard printed exceptions contained in the form of fee title insurance policy then issued by the Title Company.

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15.
The premises have been designated as part of the Greenwich Village Historic District by Notice of Designation recorded in Reel 138 Page 120 and are therefore subject to the restricted use as set forth in the New York City Charter and in the Administrative Code of the City of New York.

16.	Terms Covenants, Conditions and Provisions of Declaration dated 11/20/1985 and recorded on 11/21/1985 in Real 988 Page 232 made by Dr. Heymann & Partner.

17.	Declaration made by Dr. Heymann & Partner, dated 11/20/1985, recorded 11/21/1985 in Reel 988 page 232.

18.	Zoning Lot Description and Ownership Statement dated 11/26/1985 in Reel 990 Page 588.

19.	Terms, Covenants, Conditions and Provisions of Declaration of Covenants and Restrictions dated 5/11/1989 and recorded 5/23/1989 in Reel 1579 Page 1986 made by Dr. Heymann & Partner.

20.
Terms, Covenants, Conditions, Provisions and Easements as contained in indenture dated 1/27/1949 and recorded on 1/28/1949 in Liber 4608 Page 202 made between the City of New York and Greenwich Kenney Inc.

21.	Reuc Easement as disclosed by the search herein # 1456-958.

22.	Easement of New York State Transit Authority in and/or over insured premises.

23.	Zoning Lot Certification recorded in CRFN 2007000040684.

24.	Zoning Lot Description and Ownership Statement recorded in CRFN 2007000040685.

25.	Building restrictions and zoning and other regulations, resolutions and ordinances and any amendments thereto now or hereafter adopted.

26.	All sidewalk notices and sidewalk liens.

27.	All Environmental Control Board judgments, liens and violations, which are the exclusive obligation of the Condominium or a Unit Owner (other than Seller, as owner of the Units).

28.	Any Subordination and Non Disturbance Agreements relating to the Leases.

29.
All present and future zoning, building, environmental and other laws, ordinances, codes, restrictions and regulations of all governmental authorities having jurisdiction with respect to the Property, including, without limitation, landmark designations and all zoning variances and special exceptions, if any, provided not violated by use of Unit for commercial banking use.

30.
All violations of building, fire, sanitary, environmental, housing and similar laws and regulations whether or not noted or issued at the date hereof or at the date of the Closing, which are the exclusive obligation of the Condominium or a Unit Owner (other than Seller, as owner of the Units) of the Condominium or of the Tenants of the Units to correct, including without limitation, any sidewalk violations, sidewalk notices or sidewalk liens, as long as they do not prevent the use of the Units for retail  use.

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SCHEDULE C

FORM OF DEED

CONDOMINIUM UNIT DEED

THIS INDENTURE made as of _________________________, between 122 Greenwich Owner LLC organized under the laws of the State of Delaware, having an address at 499 Park Avenue, New York, New York 10022 (“Grantor”) and American Realty Capital III, LLC, having an address c/o American Realty Capital, 405 Park Avenue, 15th Floor, New York, N.Y. 10022 (“Grantee”).

WITNESSETH:

That Grantor, in consideration of Ten and 00/100 ($10.00) Dollars and other good and valuable consideration paid by Grantee, does hereby grant and release unto Grantee, the heirs or successors and assigns of Grantee, forever:

The Condominium Units (collectively, the “Unit”) known as Retail Unit Nos. A, B, C, D, E, F, G & H in the building designated by the street address of 122 Greenwich Avenue (“Building”) in the ONE JACKSON SQUARE CONDOMINIUM (“Condominium”), Borough of Manhattan, County of New York, City and State of New York, said Unit being designated and described by the above Unit No. in a certain declaration dated April 27, 2009, made by Grantor pursuant to Article 9-B of the Real Property Law of the State of New York (“Condominium Act”) establishing a plan for condominium ownership of the Building and the land (“Land”) upon which the Building is situate (which Land is more particularly described in Exhibit A annexed hereto and by this reference made a part hereof), which declaration was recorded in the New York City Land Records Division on June 30, 2009, under CRFN 2009000199128 (“Declaration”).  The Unit is also designated as Tax Lots 1431-1438 in Block _____ of Section 2 of the Borough of Manhattan on the Tax Map of the Tax Map Unit of The City of New York and on the Floor Plans of the Building, certified by SLCE Architects on June 10, 2009, and filed with the Tax Map Unit of The City of New York as Condominium Plan No. 2051 and also filed in the New York City Land Records Division on June 30, 2009, as Condominium Map No. 2009000199129;

TOGETHER with an undivided _________% interest in the Common Elements (as such term is defined in the Declaration) with respect to Unit A;

TOGETHER with an undivided _________% interest in the Common Elements (as such term is defined in the Declaration) with respect to Unit B;

TOGETHER with an undivided _________% interest in the Common Elements (as such term is defined in the Declaration) with respect to Unit C;

TOGETHER with an undivided _________% interest in the Common Elements (as such term is defined in the Declaration) with respect to Unit D;

TOGETHER with an undivided _________% interest in the Common Elements (as such term is defined in the Declaration) with respect to Unit E;

TOGETHER with an undivided _________% interest in the Common Elements (as such term is defined in the Declaration) with respect to Unit F;

TOGETHER with an undivided _________% interest in the Common Elements (as such term is defined in the Declaration) with respect to Unit G;

PAGE 28 OF PURCHASE AGREEMENT

TOGETHER with an undivided _________% interest in the Common Elements (as such term is defined in the Declaration) with respect to Unit H;

TOGETHER with the appurtenances and all the estate and rights of Grantor in and to the Unit;

TOGETHER with, and subject to, the rights, obligations, easements, restrictions and other provisions set forth in the Declaration and the By-Laws of the Condominium (“By Laws”), as the same may be amended from time to time, all of which constitute covenants running with the Land and shall bind any person having at any time any interest or estate in the Unit, as though recited and stipulated at length herein;

SUBJECT also to such other liens, agreements, covenants, easements, restrictions, consents and other matters of record as pertain to the Unit, to the Land and/or to the Building (which Land and Building, collectively referred to as the “Property”).

TO HAVE AND TO HOLD the same unto Grantee and the heirs or successors and assigns of Grantee forever.

If any provision of the Declaration or the By-Laws is invalid under, or would cause the Declaration or the By-Laws to be insufficient to submit the Property to the provisions of the Condominium Act, or if any provision which is necessary to cause the Declaration and the By-Laws to be sufficient to submit the Property to the provisions of the Condominium Act is missing from the Declaration or the By-Laws, or if the Declaration and the By-Laws are insufficient to submit the Property to the provisions of the Condominium Act, the applicable provisions of the Declaration shall control.

Except as otherwise specifically permitted by the Condominium Board or provided in the Declaration or the By-Laws, the Unit is intended for retail and retail storage use only.

Grantor covenants that Grantor has not done or suffered anything whereby the Unit has been encumbered in any way whatever, except as set forth in the Declaration and the By-Laws (and any Rules and Regulations adopted under the By-Laws).

Grantor, in compliance with Section 13 of the Lien Law of the State of New York, covenants that Grantor will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund for the purpose of paying the cost of the improvement and will apply the same first to the payment of the cost of the improvement before using any part of the same for any other purposes.

Grantor herein is the same entity as the grantee who acquired title to the Property from ____________________ dated ________________ and recorded with the Register of the City of New York on _________________ in Reel ________, Page ______.

Grantee accepts and ratifies the provisions of the Declaration and the By-Laws (and any Rules and Regulations adopted under the By-Laws) and agrees to comply with all the terms and provisions thereof.

This conveyance is made in the regular course of business actually conducted by Grantor.

The term “Grantee” shall be read as “Grantees” whenever the sense of this indenture so requires.

All capitalized terms used herein which are not separately defined herein shall have the meanings given to those terms in the Declaration or the By-Laws of the Condominium.

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IN WITNESS WHEREOF, Grantor and Grantee have duly executed this Indenture as of the day and year first above written.

SELLER:

122 GREENWICH OWNER LLC,
a Delaware limited liability company

By:	122 Greenwich Mezz LLC,
a Delaware limited liability company,
its sole member

By:	122 Greenwich LLC,
a Delaware limited liability company,
its sole member

By:
	Name:	David Penick
	Title:	Authorized Signatory

GRANTEE

By:
Name:
Title:

PAGE 30 OF PURCHASE AGREEMENT

ACKNOWLEDGEMENTS

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the ____ day of _______________ in the year _____ before me, the undersigned, Notary Public in and for said state, personally appeared _____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s) or the entity, in its capacity(ies) above noted, upon behalf of which the person(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the City and State of New York.

Notary Public

STATE OF _________)
) ss.:
COUNTY OF ______)

On the ____ day of _______________ in the year _____ before me, the undersigned, Notary Public in and for said state, personally appeared ______________, personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s) or the entity, in its capacity(ies) above noted, upon behalf of which the person(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the City of ________ and the State of _____.

Notary Public

PAGE 31 OF PURCHASE AGREEMENT

EXHIBIT A TO CONDOMINIUM UNIT DEED

DESCRIPTION OF THE LAND

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

BEGINNING at the intersection of the easterly side of Eighth Avenue and the northeasterly side of Greenwich Avenue and extending thence northwardly along the easterly side of Eighth Avenue 53.67 feet (deed); 53’- 8” (tax map/survey);

RUNNING THENCE eastwardly along a course making an angle of 90 degrees with the easterly side of Eighth Avenue 80 feet (deed/tax map/survey);

THENCE southwardly along a course making an angle of 90 degrees with the course last above described 22 feet (deed/tax map/survey);

THENCE southeastwardly along a course making on the southwesterly side thereof an angle of 233 degrees 37 minutes 32 seconds with the course last above descried 17.08 feet (deed), 27’- 4” (tax map), 17’- 2⅛” (survey);

THENCE northeastwardly along a course making on the northwesterly side thereof an angle of 90 degrees with the course last above described 0.37 feet (deed), 4½”(survey);

THENCE southeastwardly along a course making on the southwesterly side thereof an angle of 90 degrees with the course last above described 37.94 feet (deed), 29’- 9 ¼” (tax map), 37’- 10¾” (survey);

THENCE southwardly along a course making on the westerly side thereof an angle of 126 degrees 22 minutes 28 seconds with the course last above described 91.05 feet (deed), 91’- ¼” (tax map), 90’- ¼” (survey) to the northeasterly side of Greenwich Avenue;

THENCE northwestwardly along the northeasterly side of Greenwich Avenue 154.65 feet (deed), 154’ - 7 3/8” (survey) to the point or place of BEGINNING.

PAGE 32 OF PURCHASE AGREEMENT

CONDOMINIUM UNIT DEED

122 GREENWICH OWNER LLC

TO

AMERICAN REALTY CAPITAL III, LLC

Section:
Block:
Tax Lots:
County: New York
Premises:	Unit No. A, B, C, D, E, F, G & H
One Jackson Square Condominium
122 Greenwich Avenue
New York, New York 10011

RECORD AND RETURN TO:

PAGE 33 OF PURCHASE AGREEMENT

SCHEDULE D

ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES, made as of this _____ day of _______, ____ by and between 122 Greenwich Owner LLC, having an office at 499 Park Avenue, New York, New York 10022 (“Assignor”) and American Realty Capital III, LLC, having an address c/o American Realty Capital, 405 Park Avenue, 15th Floor, New York, New York 10022  (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor is landlord under all those certain Leases set forth in Exhibit “A” attached hereto and made a part hereof in the premises known as One Jackson Square Condominium and located at 122 Greenwich Avenue, New York, New York, (all of said leases, as same may have heretofore been modified or amended, referred to in Exhibit A being hereinafter collectively referred to as the “Leases”)

WHEREAS, Assignor desires to assign and transfer to Assignee all of Assignors right, title and interest in and to the leases set forth in Exhibit A annexed hereto (the “Leases”) subject to the rentals, terms, covenants, obligations, easements and restrictions set forth in the Leases;

WHEREAS, Assignee desires to assume the obligations of the landlord under the Leases all as hereinafter more particularly set forth;

NOW, THEREFORE, in consideration of the foregoing recitals which are incorporated into the operative provisions of this Agreement by this reference, the mutual covenants and conditions contained herein, and for other good and valuable consideration the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1.           Assignor hereby assigns and transfers to Assignee, and its successors and assigns, all of Assignor’s right, title and interest in, to and under the Leases.

2.           Assignee hereby accepts the assignment of the Leases and Security Deposits thereunder and expressly assumes and agrees to be bound by all of the terms, covenants, conditions and obligations and restrictions thereof and hereby undertakes the performance and observance of all of the terms, covenants, conditions, obligations and restrictions thereof to the extent first arising and to be performed and observed by the landlord under the Leases from and after the date hereof.

3.           This Assignment is made by Assignor, and accepted by Assignee, without warranty or representation by, or, except as expressly set forth herein or that certain Purchase Agreement dated as of __________________ by and between Assignor, as “Seller” thereunder, and Assignee, as “Purchaser” thereunder, recourse against, Assignor, express or implied by operation of law or otherwise or of any nature whatsoever.

PAGE 34 OF PURCHASE AGREEMENT

4.           Assignor, in compliance with Section 13 of the Lien Law of the State of New York, covenants that Assignor will receive the consideration for this Assignment and will hold the right to receive such consideration as a trust fund for the purpose of paying the cost of the improvement and will apply the same first to the payment of the cost of the improvement before using any part of the same for any other purposes.

5.           Assignee hereby agrees to indemnify and hold Assignor harmless from and against any and all claims made in connection with the Leases applicable to a period of time from and after the date hereof.

6.           Assignor hereby agrees to indemnify and hold Assignee harmless from and against any and all claims made in connection with the Leases applicable to the period of time prior to the date hereof.

7.           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

PAGE 35 OF PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed by their respective duly authorized representatives as of the day and year first above written.

ASSIGNOR:

122 GREENWICH OWNER LLC,
a Delaware limited liability company

By:	122 Greenwich Mezz LLC,
a Delaware limited liability company,
its sole member

By:	122 Greenwich LLC,
a Delaware limited liability company,
its sole member

By:
	Name:	David Penick
	Title:	Authorized Signatory

ASSIGNEE

By:
Name:
Title:

PAGE 36 OF PURCHASE AGREEMENT

ACKNOWLEDGMENTS

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the ____ day of _______________ in the year ____ before me, the undersigned, Notary Public in and for said state, personally appeared _____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s) or the entity, in its capacity(ies) above noted, upon behalf of which the person(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the City and State of New York.

Notary Public

STATE OF __________	)
) ss.:
COUNTY OF _________	)

On the ____ day of _______________ in the year ____ before me, the undersigned, Notary Public in and for said state, personally appeared _________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s) or the entity, in its capacity(ies) above noted, upon behalf of which the person(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the City of _________ and the State of ____.

Notary Public

PAGE 37 OF PURCHASE AGREEMENT

SCHEDULE E

LETTER TO TENANTS

CERTIFIED MAIL	Date: _____________________
RETURN RECEIPT REQUESTED
AND BY HAND

[Tenant]

Re:	Acquisition of Retail Unit ____ (“Unit”) located at One Jackson Square Condominium at 122 Greenwich Avenue, New York, New York owned by 122 Greenwich Owner LLC

Ladies and Gentlemen::

           We are pleased to announce that ______________________, has today acquired the Unit from 122 Greenwich Owner LLC.

           From this day forward, all checks payable to the landlord under your Lease should be made payable to:

           Should you have any questions concerning the acquisition of the Unit by ____________________, please call ________________________ at ___________________.

Very truly yours,

122 Greenwich Owner LLC

By:
Name:
Title:

PAGE 38 OF PURCHASE AGREEMENT

EXHIBIT F

ASSIGNMENT AND ASSUMPTION OF EXCLUSIVE AGENCY AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF EXCLUSIVE AGENCY AGREEMENT, made as of this _____ day of _______, ____ by and between 122 Greenwich Owner LLC, having an office at 499 Park Avenue, New York, New York 10022 (“Assignor”) and __________________, having an office c/o ________________________ (“Assignee”).

WITNESSETH:

WHEREAS, Assignor is landlord under all those certain Leases set forth in Exhibit “A” attached hereto and made a part hereof in the premises known as One Jackson Square Condominium and located at 122 Greenwich Avenue, New York, New York, (all of said leases, as same may have heretofore been modified or amended, referred to in Exhibit A being hereinafter collectively referred to as the “Leases”)

WHEREAS, Assignor desires to assign and transfer to Assignee all of Assignors right, title and interest in and to the Exclusive Agency Agreement dated May 14, 2008 between Assignor as Owner and Robert K. Futterman & Associates, LLC (“RKF”), a copy of which is annexed hereto and made a part hereof, subject to the terms set forth in the Exclusive Agency Agreement;

WHEREAS, Assignee desires to assume the obligations of the Owner under the Exclusive Agency Agreement; all as hereinafter more particularly set forth;

NOW, THEREFORE, in consideration of the foregoing recitals which are incorporated into the operative provisions of this Agreement by this reference, the mutual covenants and conditions contained herein, and for other good and valuable consideration the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1.           Assignor hereby assigns and transfers to Assignee, and its successors and assigns, all of Assignor’s right, title and interest in, to and under Exclusive Agency Agreement to the extent expressly set forth in the Purchase Agreement (as hereinafter defined).

2.           Assignee hereby accepts the assignment of the Exclusive Agency Agreement and expressly assumes and agrees to be bound by all of the terms, covenants, conditions and obligations and restrictions thereof and hereby undertakes the performance and observance of all of the terms, covenants, conditions, obligations and restrictions thereof to the extent first arising and to be performed and observed by the owner under the Exclusive Agency Agreement from and after the date hereof, but only to the extent expressly set forth in the Purchase Agreement.

3.           Except as expressly set forth herein or that certain Purchase Agreement dated as of September _____ , 2011 by and between Assignor, as “Seller” thereunder, and ___________________, as “Purchaser” thereunder (“Purchase Agreement”), this Assignment is made by Assignor, and accepted by Assignee, without warranty or representation by, or, without recourse against, Assignor, express or implied by operation of law or otherwise or of any nature whatsoever.

PAGE 39 OF PURCHASE AGREEMENT

5.           Assignee hereby agrees to indemnify and hold Assignor harmless from and against any and all claims made in connection with the Exclusive Agency Agreement applicable to a period of time from and after the date hereof.

6.           Assignor hereby agrees to indemnify and hold Assignee harmless from and against any and all claims made in connection with the Exclusive Agency Agreement applicable to the period of time prior to the date hereof.

7.           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

PAGE 40 OF PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed by their respective duly authorized representatives as of the day and year first above written.

ASSIGNOR:

122 GREENWICH OWNER LLC,
a Delaware limited liability company

By:	122 Greenwich Mezz LLC,
a Delaware limited liability company,
its sole member

By:	122 Greenwich LLC,
a Delaware limited liability company,
its sole member

By:
	Name:	David Penick
	Title:	Authorized Signatory

ASSIGNEE

By:
Name:
Title:

PAGE 41 OF PURCHASE AGREEMENT

ACKNOWLEDGMENTS

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the ____ day of _______________ in the year ____ before me, the undersigned, Notary Public in and for said state, personally appeared _____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s) or the entity, in its capacity(ies) above noted, upon behalf of which the person(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the City and State of New York.

Notary Public

STATE OF __________	)
) ss.:
COUNTY OF _________	)

On the ____ day of _______________ in the year ____ before me, the undersigned, Notary Public in and for said state, personally appeared _________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s) or the entity, in its capacity(ies) above noted, upon behalf of which the person(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the City of _________ and the State of ____.

Notary Public

PAGE 42 OF PURCHASE AGREEMENT

EXHIBIT G

TENANT ESTOPPEL CERTIFICATE

The undersigned, _____________________, as Tenant, under that certain Lease dated ____________________ (the “Lease”), made with _________________ , as Landlord, in connection with the premises known as ______________________, hereby ratifies the Lease and certifies to _________________________ (“Purchaser”) AND _______________ (“Lender”) and their respective successors and/or assigns, that:

1.
The Lease, together with all amendments, modifications, renewals and extensions indicated above, contains all of the agreements and understandings between Landlord and Tenant and, as of the date hereof, is in full force and effect.

2.	The initial term of the Lease commenced on __________________ and expires on _________________. The Tenant has ______ remaining options to renew the Lease for a successive period of ______ years.

3.	The Tenant is currently obligated to pay the following amounts to the Landlord pursuant to the Lease:

(i)	Fixed Rent in the amount of $__________ per month;
(ii)	Escalation Rent in the amount of $___________ per month;
(iii)	Real Estate Taxes in the amount of $___________ per month; and
(iv)	Other charges in the amount of $__________ per month representing costs for ______________________________________.

The Tenant is current with, and has paid all of the above rent and monthly charges through and including the month of _______________, 2011.  No such rent or charges have been pre-paid more than thirty (30) days in advance of their respective due date under the Lease.  Tenant’s obligation to pay rents under the Lease has commenced.   As of the date hereof, Tenant is not entitled to any credits, reductions, offsets, defenses, free rent, rent concessions or rent abatements under the Lease or otherwise against the payment of rent or other charges under the Lease.

4.	No security deposit has been given by Tenant under the terms of, or with respect to, the Lease.

5.
There are no defaults by Landlord or Tenant under the Lease and Landlord is in compliance with all of the terms, conditions and covenants of the Lease.  Tenant has no actual knowledge of any claims by others against Landlord relating to the Property or its use.  No event has occurred giving Tenant the right to cease operations at the Property (i.e “go dark”), terminate the Lease or pay reduced or alternative rent to Landlord under any of the terms of the Lease, such as a co-tenancy provision.

6.
Tenant is in full and complete possession of its leased premises in the Property, is in actual, physical occupancy of said leased premises and is presently open and conducting business with the public.

7.
Tenant has no termination options, rights of first refusal, options to purchase or other interest in or claim to the Property, or any part thereof, except as set forth in the Lease and summarized as follows: _______________________________________.

8.	Tenant has not assigned, sublet, transferred, hypothecated or otherwise disposed of its interest in the Lease and/or the Property, or any part thereof.

PAGE 43 OF PURCHASE AGREEMENT

9.	Tenant is not presently the subject of any proceeding pursuant to the United States Bankruptcy Code of 1978, as amended.

Dated:	TENANT:

By:
Name:
Title:

PAGE 44 OF PURCHASE AGREEMENT

EXHIBIT H

CONDOMINIUM ESTOPPEL CERTIFICATE

           As the Board of Managers of the One Jackson Square Condominium, the undersigned hereby certifies for the benefit of _____________________, its successors and/or assigns and/or any other entity (“Purchaser”) that acquires title to the Retail Units at the Condominium the following:

1.           The Board of Managers has not sent any written default notice to the owner of the Retail Units, and the Board of Managers is not aware of any such default by the owner of the Retail Units under the Condominium Documents.

2.           The Declaration of Condominium dated April 27, 2009 and recorded in the New York City Land Records Division on June 30, 2009, under CRFN 2009000199128, as amended by that First Amendment to Declaration dated April 27, 2011 and recorded in the New York City Land Records Division on May 20, 2011, under CRFN 2011000182873 (collectively, the “Declaration”) and the Floor Plans of the Building, certified by SLCE Architects on June 10, 2009, and filed with the Tax Map Unit of The City of New York as Condominium Plan No. 2051 and also filed in the New York City Land Records Division on June 30, 2009, as Condominium Map No. 2009000199129, are in full force and effect and to the Board of Manager’s knowledge have not been amended since the respective recording thereof.

3.           The sale of the Retail Units are not subject to the Board of Manager’s right of first refusal.

4.           All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Declaration.

Dated: ____________, 2011	Board of Managers of the One Jackson Square Condominium

By:
Name:
Title:

PAGE 45 OF PURCHASE AGREEMENT

SCHEDULE I

UNIT POWER OF ATTORNEY

Terms used in this Unit Owner’s Power of Attorney which are used (a) in the declaration (“Declaration”) establishing a plan for condominium ownership of the premises known as ONE JACKSON SQUARE CONDOMINIUM (“Condominium”) and by the street number 122 Greenwich Avenue, New York, NY  10011 under Article 9-B of the Real Property Law of the State of New York, dated April 27, 2009, and recorded in the New York City Land Records Division, County of New York, under CRFN 2009000199128, or (b) in the By-Laws of the Condominium (“By-Laws”) attached to, and recorded together with, the Declaration, shall have the same meanings in this Power of Attorney as in the Declaration or the By-Laws.

The undersigned, ___________________________________, having an address at _____________________________, the owner of Units in the Condominium which are designated and described in the Declaration as Units A, B, C, D, E, F, G & H (collectively, the “Units”) and also designated as Tax Lots __________________ in Block 618 of Section 2 of the Borough of Manhattan on the Tax Map of the Tax Map Unit of The City of New York and on the Floor Plans, does hereby nominate, constitute and appoint the persons who may from time to time constitute the Condominium Board, true and lawful attorneys-in-fact for the undersigned, coupled with an interest, with power of substitution, in their own names, as members of the Condominium Board or in the name of their designee (corporate or otherwise), on behalf of all Unit Owners, in accordance with such Unit Owners’ respective interests in the Common Elements, subject to the provisions of the By-Laws then in effect, (1)(a) to acquire or lease any Unit, together with its Appurtenant Interests, from any Unit Owner desiring to sell, convey, transfer, assign, surrender or lease the same, (b) to acquire any Unit, together with its Appurtenant Interests, from any Unit Owner who elects to surrender the same pursuant to the By-Laws, and (c) to acquire any Unit, together with its Appurtenant Interests, which becomes the subject of a foreclosure or other similar sale, all on such terms and at such price or rental, as the case may be, as said attorneys-in-fact shall deem proper, in the name of the Condominium Board or its designee, corporate or otherwise, on behalf of all Unit Owners, and, after any such acquisition or leasing, to convey, sell, lease, sublease, mortgage or otherwise deal with (but not vote the interest appurtenant thereto) any such Unit so acquired by them, or to sublease any Unit so leased by them without the necessity of further authorization by the Unit Owners, on such terms as said attorneys-in-fact may determine, granting to said attorneys-in-fact the power to do all things in the said premises which the undersigned could do if the undersigned were personally present, (2) to commence, pursue, appeal, settle and/or terminate administrative and certiorari proceedings to obtain reduced real estate tax assessments with respect to Units, including retaining counsel and taking any other actions which the Condominium Board deems necessary or appropriate, and (3) to execute, acknowledge and deliver (a) any declaration or other instrument affecting the Property which the Condominium Board deems necessary or appropriate to comply with any law, ordinance, regulation, zoning resolution or requirement of the Department of Buildings, the City Planning Commission, the Board of Standards and Appeals, or any other public authority, applicable to the maintenance, demolition, construction, alteration, repair or restoration of the Property or (b) any consent, covenant, restriction, easement or declaration, or any amendment thereto, affecting the Property or the Common Elements which the Condominium Board deems necessary or appropriate.

The acts of a majority of such persons constituting the Condominium Board shall constitute the acts of said attorneys-in-fact.

PAGE 46 OF PURCHASE AGREEMENT

The undersigned does hereby irrevocably nominate, constitute and appoint 122 Greenwich Owner LLC (“Sponsor”) as attorney-in-fact for the undersigned, coupled with an interest, with power of substitution, to amend from time to time the Declaration, By-Laws and the Rules and Regulations of the Condominium, or any of said documents, when such amendment (1) shall be required to reflect any changes in Unsold Units and/or the reapportionment of the Common Interests of the affected Unsold Units resulting therefrom made by Sponsor in accordance with the Declaration or (2) shall be required by (a) an Institutional Lender designated by Sponsor to make a mortgage loan secured by a mortgage on any Unit, (b) any governmental agency having regulatory jurisdiction over the Condominium, or (c) any title insurance company selected by Sponsor to insure title to any Unit provided, however, that any amendment made pursuant to the terms of subdivision (1) or (2) of this paragraph shall not (i) change the Common Interest of the undersigned’s Unit, (ii) require a material, physical modification to the undersigned’s Unit, or (iii) adversely affect the priority or validity of the lien of any mortgage held by an Institutional Lender covering the undersigned’s Unit unless the undersigned (in the event described in subdivision (i) or (ii) of this paragraph) or the holder of such mortgage (in the event described in subdivision (iii) of this paragraph, shall consent thereto by joining in the execution of such amendment).  The terms, covenants and conditions contained in, and the powers granted pursuant to, this paragraph shall remain in full force and effect until such time as Sponsor shall cease to own any Units in the Condominium.

This Power of Attorney shall be irrevocable.

IN WITNESS WHEREOF, the undersigned has/have executed this Power of Attorney as of ____ ______________, 2011.

UNIT OWNER:

PAGE 47 OF PURCHASE AGREEMENT

ACKNOWLEDGEMENTS

STATE OF __________	)
) ss.:
COUNTY OF _________	)

On the ____ day of _______________ in the year ____ before me, the undersigned, Notary Public in and for said state, personally appeared _________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s) or the entity, in its capacity(ies) above noted, upon behalf of which the person(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the City of _________ and the State of ____.

Notary Public

PAGE 48 OF PURCHASE AGREEMENT

UNIT OWNER’S POWER OF ATTORNEY

TO
THE CONDOMINIUM BOARD OF
ONE JACKSON SQUARE CONDOMINIUM
122 GREENWICH AVENUE
NEW YORK, NY  10011
Section:	2
Block:	618
Tax Lots:
County:	New York
Premises:	Units A, B, C, D, E, F, G & H
ONE JACKSON SQUARE CONDOMINIUM
122 Greenwich Avenue
New York, NY  10011

RECORD AND RETURN TO:
Irene Booker
Penmark Realty Corp.
770 Lexington Avenue, 7th Floor
New York, NY 10065

PAGE 49 OF PURCHASE AGREEMENT

SCHEDULE J

TEMPORARY CERTIFICATE OF OCCUPANCY

PAGE 50 OF PURCHASE AGREEMENT

SCHEDULE K

OUTSTANDING ITEMS FOR ISSUANCE OF TEMPORARY CERTIFICATE OF OCCUPANCY

PAGE 51 OF PURCHASE AGREEMENT

SCHEDULE L

LEASE SCHEDULE

1.
Retail Unit A:    Lease dated March ___, 2011 between 122 Greenwich Owner LLC, as landlord, and Starbucks Corporation, as tenant, for a term of ten (10)  years commencing April 8, 2011.   There is no Security Deposit held by Seller under the Lease.

2.
Retail Units B & C:    Lease dated March 15, 20011 between 122 Greenwich Owner LLC,, as landlord, and TD Bank, as tenant, for a term of twenty (20) years commencing April 15, 2010.  There is no Security Deposit held by Seller under the Lease.

3.	Retail Units D, E, F, G & H:	VACANT

PAGE 52 OF PURCHASE AGREEMENT